AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

GMAC COMMERCIAL FINANCE LLC

AS A LENDER, AS AGENT, AND AS SOLE LEAD ARRANGER

AND

JPMORGAN CHASE BANK, N.A.

AS DOCUMENTATION AGENT

AND

LASALLE BANK NATIONAL ASSOCIATION

AS SYNDICATION AGENT

AND

THE LENDERS SIGNATORY HERETO

FROM TIME TO TIME

(AS LENDERS),

WITH

BUCYRUS INTERNATIONAL, INC.

MINSERCO, INC.

BOONVILLE MINING SERVICES, INC.

(AS BORROWERS)

BUCYRUS INTERNATIONAL, INC.

(BORROWING AGENT)

AND

THE OTHER LOAN PARTIES FROM TIME TO TIME SIGNATORY HERETO

(AS LOAN PARTIES)

May 27, 2005

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

Amended and Restated Loan and Security Agreement dated May 27, 2005 among BUCYRUS INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware (“Bucyrus”), MINSERCO, INC., a corporation organized under the laws of the State of Delaware (“Minserco”) and BOONVILLE MINING SERVICES, INC., a corporation organized under the laws of the State of Delaware (“Boonville”), (Bucyrus, Minserco and Boonville, each a “Borrower” and collectively, the “Borrowers”), BUCYRUS CANADA LIMITED, a corporation organized under the laws of the Province of Ontario (“Bucyrus Canada” and a “Guarantor”), the financial institutions which are now or which hereafter become a party hereto (each a “Lender” and collectively, the “Lenders”), GMAC COMMERCIAL FINANCE LLC, a limited liability company organized under the laws of the State of Delaware (“GMAC CF”), as administrative agent and collateral agent for the Lenders (GMAC CF, in such capacities, the “Agent”) and as sole lead arranger, JPMORGAN CHASE BANK, N.A. as Documentation Agent and LASALLE BANK NATIONAL ASSOCIATION as Syndication Agent.

BACKGROUND

Borrowers, Guarantor, Lenders and Agent are parties to a Loan and Security Agreement dated July 28, 2004 (as amended, modified and supplemented prior to the date hereof, the “Existing Credit Facility”) pursuant to which Lenders (the “Existing Lenders”) and Agent provide Borrowers with certain financial accommodations. This Agreement is being entered into for the purpose of, among other things, amending and restating the Existing Credit Facility on the terms and conditions herein set forth.

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Loan Parties, the Lenders and Agent hereby agree as follows:

A.	Amendment and Restatement.

(i)             As of the date of this Agreement, the terms, conditions, covenants, agreements, representations and warranties contained in the Existing Credit Facility shall be deemed amended and restated in their entirety pursuant to this Agreement, and the Existing Credit Facility shall be consolidated with and into and superseded by this Agreement; provided, however, that nothing contained in this Agreement shall constitute a repayment of any indebtedness under the Existing Credit Facility, or shall impair, limit or affect the Liens heretofore granted, pledged and/or assigned to Agent for the ratable benefit of the Lenders as security for the Obligations under the Existing Credit Facility; provided, however, the Term Loan under the Existing Credit Facility shall be voluntarily repaid simultaneously with this Agreement becoming effective.

(ii)               By their signatures hereto, (i) each of the Existing Lenders assigns to each Lender its Commitment Percentage of the Commitments under the Existing Credit Facility, and (ii) each of the Lenders accepts from each Existing Lender a percentage of the Commitments equal to such Lender’s Commitment Percentages as set forth on the signature pages hereto, all pursuant to the same terms and conditions as contained in the form of Commitment Transfer Supplement set forth in Exhibit 17.3, and (iii) each of the Lenders waive the Defaults under the Existing Credit Facility described on the attached Schedule A(ii).

B.	Confirmation and Ratification of Collateral Security and of Existing Other Documents

                By their respective signatures hereto, each of the Loan Parties hereby confirm and ratify all of their respective agreements, undertakings, covenants, representations and warranties under all Existing Other Documents (including, without limitation, all collateral security granted thereunder) and acknowledge and agree that all of the foregoing shall remain in full force and effect on and after the Closing Date and shall remain applicable to all Obligations as defined in this Agreement and to all Other Documents.

I.	DEFINITIONS.

1.1.          Accounting Terms. As used in this Agreement, the Notes, any Other Document, or any certificate, report or other document made or delivered pursuant to this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to this Agreement shall be prepared in accordance with GAAP (as in effect at the time of such preparation) on a consistent basis. In the event any Accounting Changes shall occur and such changes affect financial covenants, standards or terms in this Agreement, the Notes, any Other Document, or any certificate, report or other document made or delivered pursuant to this Agreement, then Loan Parties and the Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Loan Parties shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Loan Parties and the Required Revolving Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Loan Parties shall prepare footnotes to each compliance certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes).

1.2.          General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“Accountants” shall have the meaning set forth in Section 9.7.

“Accounting Changes” shall mean (a) changes in accounting principles required by GAAP and implemented by Loan Parties; (b) changes in accounting principles recommended by Loan Parties’ Accountants and implemented by Loan Parties; and (c) changes in carrying value of Loan Parties’ or any of their respective Subsidiaries’ assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16

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and/or 17 and EITF 88-16 and FASB 109) to any applicable transaction or (ii) any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma Balance Sheet.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Rate Loan for any Interest Period a rate of interest equal to:

(a)         the offered rate for deposits in U.S. dollars in the London interbank market for the relevant Interest Period which is published by the British Bankers’ Association and currently is reported by Bloomberg L.P. as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if such a rate ceases to be available from that or any other source from the British Bankers’ Association, then the rate used shall be a rate per annum equal to the offered rate for deposits in U.S. dollars in the London interbank market for the relevant Interest Period that appears on Reuters Screen LIBO Page (or any successor page) as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided that if more than one rate is specified on Reuters Screen LIBO Page, then the rate used shall be a rate per annum equal to the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%); provided, however, that if, for any reason, such a rate is not published by the British Bankers’ Association or available on the Reuters Screen LIBO Page, then the rate used shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Loan Advances are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Agent; divided by

(b)         a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate (if greater than zero) to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%). The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

“Advances” shall mean and include the Revolving Advances, Swingline Loans and Letters of Credit.

“Affiliate” of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with

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such Person, or (b) any Person who is a director, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors, managing members or general partners of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. In no event shall Agent or any Lender be deemed to be an Affiliate of any Loan Party.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns appointed pursuant to Section 14.3.

“Agreement” shall mean this Amended and Restated Loan and Security Agreement, as amended, restated, modified and supplemented from time to time.

“Applicable Discount Rate” shall have the meaning set forth in Section 7.11.

“Applicable Margin” for each type of Loan Advance shall mean the applicable percentage specified below:

LEVERAGE RATIO	APPLICABLE MARGINS FOR BASE RATE LOANS	APPLICABLE MARGINS FOR EURODOLLAR RATE LOANS
Greater than 1.75 to 1.00	0.75%	1.75%
Greater than or equal to 1.50 to 1.00 but less than 1.75 to 1.00	0.50%	1.50%
Greater than or equal to 1.00 to 1.00 but less than 1.50 to 1.00	0.25%	1.25%
Less than 1.00 to 1.00 but greater than or equal to 0.75 to 1.00	0%	1.00%
Less than 0.75 to 1.00	-0.25%	0.75%

The Applicable Margin shall be adjusted, if necessary, on a fiscal quarterly basis, effective as of the first day following receipt by Agent of Loan Parties’ quarterly financial statements required under Section 9.8 commencing with the fiscal quarter ending December 31, 2005 (each day of such delivery, an “Adjustment Date”), to the applicable percent per annum set forth in the pricing table set forth above corresponding to the Leverage Ratio for the four fiscal quarters ending on the last day of the most recently completed fiscal quarter prior to the applicable Adjustment Date. In the event that the Loan Parties fail to deliver the quarterly financial statements required under Section 9.8, the Applicable Margin shall automatically be set at the highest applicable percent per annum set forth in the pricing table above until such

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quarterly financial statements are delivered. Until the first Adjustment Date, the Applicable Margin shall be 0.25% for Base Rate Loans and 1.25% for Eurodollar Rate Loans.

“Asset Sale” shall mean a sale, lease or sub-lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than any Loan Party), in one transaction or a series of transactions, of all or any part of any Loan Party’s businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Subsidiary Stock of any of Borrowers’ Subsidiaries, other than (i) Inventory (or other assets) sold, licensed or leased in the ordinary course of business (excluding any such sales, licenses or leases by operations or divisions discontinued or to be discontinued), (ii) disposals of obsolete, worn-out or surplus property for aggregate consideration of less than $5,000,000 with respect to any transaction or series of related transactions or in the aggregate during any fiscal year of Borrowers, and (iii) sales of other assets for aggregate consideration of less than $5,000,000 with respect to any transaction or series of related transactions or in the aggregate during any fiscal year of Borrowers.

“Authority” shall have the meaning set forth in Section 4.19(d).

“Base Rate” shall mean a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the “Bank Prime Loan” rate in Federal Reserve Statistical Release H.15(519) entitled “Selected Interest Rates” or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate plus fifty (50) basis points. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. The applicable Bank Prime Loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term “Base Rate” shall mean a variable rate of interest per annum equal to the highest of the “prime rate”, “reference rate”, “base rate”, or other similar rate announced from time to time by any of the three largest banks (based on combined capital and surplus) headquartered in New York, New York announcing such a rate (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by any such bank).

“Benefited Lender” shall have the meaning as set forth in Section 2.12(d).

“Billed Progress Receivables” shall mean a Receivable of a Borrower or Bucyrus Canada, in an amount equal to the amount actually billed by a Borrower or Bucyrus Canada for payments to be made by a Customer pursuant to a sales contract, in advance of completion of the Inventory by the applicable Borrower or Bucyrus Canada, in accordance with the percentage completion method of accounting under GAAP.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

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“Borrowers’ Account” shall have the meaning set forth in Section 2.7.

“Borrowing Agent” shall mean Bucyrus International, Inc.

“Borrowing Base Certificate” shall mean a certificate duly executed by an officer of Borrowing Agent appropriately completed and in substantially the form of Exhibit A hereto.

“Business Day” shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits, in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New York are authorized or required by law to close.

“C$” shall mean lawful money of Canada.

“Canadian Benefit Plans” shall mean all material employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Loan Party having employees in Canada except that the term “Canadian Benefit Plans” shall not include any statutory plans in Canada with which any Loan Party is required to comply including without limitation the Canada/Quebec Pension Plan or plans administered pursuant to applicable provincial health, tax, workers’ compensation and employment insurance legislation.

“Canadian Intercompany Advances” shall have the meaning set forth in Section 7.5(d).

“Canadian Note” shall have the meaning set forth in Section 7.5.

“Canadian Pension Plans” shall mean each pension plan registered under the Income Tax Act (Canada) and/or any other applicable pension statute and/or regulation in Canada established, maintained or contributed to by any Loan Party for its employees or former employees.

“Canadian Security Agreement” shall mean those separate security agreements, hypothecs, debentures and pledges of debentures entered into between Bucyrus Canada and Agent or any agent of Agent for Agent’s benefit and for the benefit of the Lenders, each in form and substance satisfactory to Agent, pursuant to which the obligations of Bucyrus Canada as Guarantor herein are secured by all of its assets except real estate and equipment located in Edmonton, Canada so long as such real estate and equipment are subject to a Lien of the type permitted under clauses (c) or (k) of the definition of Permitted Encumbrance.

“Capital Lease” means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

“Cash Equivalents” shall mean: (a) marketable direct obligations issued or

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unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service, Inc.; and (c) certificates of deposit or bankers’ acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and whose debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency and not subject to setoff rights in favor of such bank.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change of Control” shall mean any of the following: (a)  any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of 33 1/3% or more of the issued and outstanding shares of capital stock (or other equity interests) of Bucyrus having the right to vote for the election of directors of Bucyrus under ordinary circumstances, (b)  during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Bucyrus (together with any new directors whose election by the board of directors of Bucyrus or whose nomination for election by the shareholders of Bucyrus was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) Bucyrus ceases to own and control all of the economic and voting rights on a fully-diluted basis associated with all of the outstanding capital stock or other equity interests of any of its Subsidiaries.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.

“Claims” shall have the meaning set forth in Section 15.11.

“Closing Date” shall mean May 27, 2005 or such other date as may be agreed to by the parties hereto in writing.

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“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” shall mean and include:

(a)	all Receivables;

(b)	all Equipment;

(c)	all General Intangibles;

(d)	all Inventory;

(e)	all Investment Property;

(f)	all Subsidiary Stock;

(g)	all Real Property;

(h)         all of each Loan Party’s right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Loan Party’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all supporting obligations and all additional amounts due to any Loan Party from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Loan Party’s contract rights, rights of payment which have been earned under a contract right, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Loan Party, all personal property of third parties in which such Loan Party has been granted a lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods or personal property now owned or hereafter acquired in which any Loan Party has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Loan Party;

(i)          all of each Loan Party’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a), (b), (c), (d), (e), (f), (g) or (h) of this definition; and

(j)          all proceeds and products of Collateral described in clauses (a), (b), (c), (d), (e), (f), (g), (h) and (i) of this definition in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of

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deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

“Commitment Percentage” of any Lender shall mean such Lender’s Revolving Commitment Percentage.

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 17.3, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of the Lenders to make Advances under this Agreement.

“Commitments” shall mean, as to any Lender, its obligation to make Revolving Advances (including participating in Swingline Loans and Letters of Credit) to the Borrowers from time to time in an aggregate principal or face amount not to exceed at any one time outstanding the product of (i) such Lender’s Revolving Commitment Percentage multiplied by the Maximum Revolving Advance Amount.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business, including, without limitation, any Consents required under all applicable federal, state, provincial or other applicable law.

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser or lessee of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.

“Default” shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1.

“Defaulting Lender” shall have the meaning set forth in Section 2.15(a).

“Depository Accounts” shall have the meaning set forth in Section 4.15(h).

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“Depository Bank” shall mean JPMorgan Chase or such other bank as may be selected by Loan Parties and be acceptable to Agent.

“Designated Lender” shall have the meaning set forth in Section 17.2(c)(i).

“Discounted Remaining Lease Payments” shall have the meaning set forth in Section 7.11.

“Documents” shall have the meaning set forth in Section 8.1(c).

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Loan Advance that bears interest based upon the Base Rate.

“EBITDA” shall mean for any period, without duplication, the total of the following for the Loan Parties on a Consolidated Basis, each calculated for such period: (a) Net Income; plus, to the extent deducted in the calculation of Net Income, (b) the sum of (i) federal, state, foreign and local income and franchise taxes expensed; (ii) interest expenses, net of interest income; (iii) amortization and depreciation, (iv) non-cash charges incurred with respect to compensation paid in stock, or options to acquire stock, and (v) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business); less, to the extent included in the calculation of Net Income and (c) the sum of (i) the income of any Person (other than wholly-owned Subsidiaries of the Borrowers) in which any Loan Party or a wholly-owned Subsidiary of a Loan Party has an ownership interest except to the extent such income is received by a Loan Party or such wholly-owned Subsidiary in a cash distribution during such period; (ii) gains or losses from sales or dispositions of assets (other than Inventory in the ordinary course of business); and (iii) extraordinary or non-recurring gains, net of extraordinary or non-recurring “cash” losses to the extent such non-recurring “cash” losses do not exceed the extraordinary or non-recurring gains.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, and (c) any other Person (other than a natural Person) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Borrower; provided that neither the Borrower nor any affiliate of the Borrower shall qualify as an Eligible Assignee.

“Environmental Complaint” shall have the meaning set forth in Section 4.19(d).

“Environmental Laws” shall mean all federal, state, provincial and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, provincial and local governmental agencies and authorities with respect thereto.

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“Equipment” shall mean and include as to each Loan Party all of such Loan Party’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“Eurodollar Rate” shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the rate per annum (such Eurodollar Rate to be adjusted to the next higher 1/100 of one percent (1%)) equal to the Adjusted LIBO Rate.

“Eurodollar Rate Loan” shall mean a Loan Advance at any time that bears interest based on the Adjusted LIBO Rate.

“Event of Default” shall mean the occurrence and continuance of any of the events set forth in Article X hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Existing Credit Facility” shall mean that certain Loan and Security Agreement dated as of July 28, 2004 among Borrowers, certain guarantors, GMAC CF, as Agent, and the lenders from time to time party thereto, as the same may be amended, supplemented or otherwise modified from time to time.

“Existing Lenders” shall have the meaning set forth in the background paragraph hereof.

“Existing Letters of Credit” shall mean the letters of credit specified on Schedule 2.8.

“Existing Other Documents” shall mean all promissory notes, guaranties, pledge agreements, security agreements and any and all other agreements, instruments and documents executed by any Loan Party and/or delivered to Agent, any Lender or any Issuer in connection with the Existing Credit Facility.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Board of Governors of the Federal Reserve System as the Federal Funds Rate or Federal Reserve Statistical Release H.15(519) entitled “Selected Interest Rates” or any successor publication of the Federal Reserve System reporting the Federal Funds Effective Rate or its equivalent or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three Federal funds brokers of

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recognized standing selected by Agent.

“Fee Letter” shall mean the fee letter dated May 27, 2005 among Borrower and GMAC CF in connection with this Agreement.

“Foreign Lender” shall have the meaning set forth in Section 17.3(f)(A).

“Foreign Subsidiary” shall mean any Subsidiary organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Foreign Subsidiary Advances” shall have the meaning set forth in Section 7.5.

“Formula Amount” shall have the meaning set forth in Section 2.1(a).

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

“General Intangibles” shall mean and include as to each Loan Party all of such Loan Party’s general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software, all claims under guaranties, security interests or other security held by or granted to such Loan Party to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“GMAC CF” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Governmental Body” shall mean any nation or government, any state, province or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Guarantor” or “Guarantors” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Guaranty” shall mean the guaranty set forth in Article XV and any other guaranty of the obligations of Borrowers executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of the Lenders.

“Hazardous Discharge” shall have the meaning set forth in Section 4.19(d).

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“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA or any other applicable Environmental Law and in the rules, regulations, policies and guidelines adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal, provincial or state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Holdings” shall mean Bucyrus Holdings, LLC, a limited liability company organized under the laws of the State of Delaware.

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include (a) all indebtedness, debt and similar monetary obligations of such Person, including those which are contingent or guaranteed; (b) all obligations with respect to Surety Instruments issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) all indebtedness for borrowed money; (d) obligations with respect to Capital Leases; (e) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (f) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; (g) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (h) all obligations of such Person under any Swap Contract; and (i) “earnouts” and similar payment obligations.

“Indebtedness for Money Borrowed” shall mean the Indebtedness described in clauses (c) through and including (g) of the definition of “Indebtedness” set forth in this Agreement, Letter of Credit Obligations and any other obligations of any Borrower with respect to letters of credit which are outstanding but not issued pursuant to Section 2.8 hereof.

“Interest Period” shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

“Inventory” shall mean and include as to each Loan Party all of such Loan Party’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in

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selling or furnishing such goods, merchandise and other personal property, all other inventory of such Loan Party, and all documents of title or other documents representing them.

“Investment Property” shall mean and include as to each Loan Party, all such Loan Party’s now owned or hereafter acquired investment property (as such term is defined in the UCC), including, without limitation, all securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts, commodities accounts, stocks, mutual fund shares, money market shares and U.S. Government securities; provided, however, that Investment Property shall include only sixty-five percent (65%) of the capital stock or other equity interests of any Foreign Subsidiary.

“ISP98 Rules” shall have the meaning set forth in Section 2.9(b).

“Issuer” shall mean any Lender who issues a Letter of Credit and/or accepts a draft pursuant to the terms thereof.

“Judgment Currency” shall have the meaning set forth in Section 15.15.

“Lease” shall mean a lease, sublease, rental agreement or similar agreement in respect of Inventory in which the Borrowing Agent or a Subsidiary is the lessor.

“Lease/Sublease Transaction” means the series of related transactions pursuant to which (a) the Borrowing Agent or a Subsidiary thereof (i) sells to a Person (other than an Affiliate of the Borrowing Agent or its Subsidiaries) either (1) a product manufactured by such Borrowing Agent or Subsidiary or (2) a product of the type manufactured by the Borrowing Agent or its Subsidiaries or (ii) arranges for the purchase and sale of such product to another Person (other than an Affiliate of the Borrowing Agent or its Subsidiaries), (b) the Borrowing Agent or a Subsidiary leases that product from such Person, (c) the Borrowing Agent or a Subsidiary subleases that product to another Person (other than an Affiliate of the Borrowing Agent or its Subsidiaries) or enters into an Operating Agreement with respect to such product for the benefit of such other Person, (d) the purchaser of the product has paid the full purchase price in connection with the sale and (e) the Person which leases the product to the Borrowing Agent or such Subsidiary is obligated to return to Borrowing Agent or such Subsidiary, other than in the event of a default under such sublease or Operating Agreement, all amounts received from the sublessee or other party to the Operating Agreement which are in excess of the lease obligations due from the Borrowing Agent or such Subsidiary to such lessor.

“Leasehold Interests” shall mean all of each Loan Party’s right, title and interest in and to the premises located at the locations identified on Schedule 4.5.

“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender. With respect to any provision of this Agreement, any Mortgage, any Pledge Agreement, the Canadian Security Agreement or any Other Document relating to any collateral (including the Collateral) pledged by any Person to secure the

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Obligations, the term “Lender” shall also include each Issuer and each other Obligee, as applicable.

“Lender Default” shall have the meaning set forth in Section 2.15(a).

“Letter of Credit Application” shall have the meaning set forth in Section 2.9(a).

“Letter of Credit Fees” shall have the meaning set forth in Section 3.2.

“Letter of Credit Obligations” shall mean the sum of (x) the aggregate undrawn amount of Letters of Credit plus (y) the aggregate amount of any draws or other amounts paid or disbursed under Letters of Credit which have not been reimbursed (whether through the making of a Revolving Advance, a Swingline Loan or otherwise) by any Borrower.

“Letters of Credit” shall have the meaning set forth in Section 2.8.

“Leverage Ratio” shall mean, for any period of four consecutive fiscal quarters, the ratio of (x) Indebtedness for Money Borrowed as of the end of such period to (y) EBITDA for such period.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

“Loan Advances” shall mean and include the Revolving Advances and Swingline Loans.

“Loan Parties on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of Borrowing Agent and its Subsidiaries.

“Loan Party” shall mean, individually, each Borrower and each Guarantor, and “Loan Parties” shall mean, collectively, the Borrowers and the Guarantors.

“Management Services Agreement” shall mean that certain Management Services Agreement by and among Bucyrus, Boonville, Minserco, Von’s Welding, Inc., a Wyoming corporation, and American Industrial Partners, a Delaware general partnership.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of the Loan Parties taken as a whole, (b) the ability of the Loan Parties taken as a whole to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien (except as otherwise permitted herein) or (d) the practical realization of the benefits

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of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Maximum Revolving Advance Amount” shall mean $120,000,000; provided, however, upon receipt by Agent of a written request from Borrowing Agent to Agent, the Maximum Revolving Advance Amount shall be reduced in increments of not less than $10,000,000 to the amount specified by Borrowing Agent from time to time; and provided, further, upon receipt by Agent of a written request from Borrowing Agent to Agent at a time when no Default or Event of Default shall have occurred and is continuing and subject to the prior written approval of each Lender, the Maximum Revolving Advance Amount shall be increased (x) in increments of not less than $10,000,000 (y) not more than three (3) times, and (z) so that the total of such increments do not exceed an aggregate amount of $30,000,000. In no event shall the Maximum Revolving Advance Amount exceed $150,000,000.

“Maximum Swingline Loan Amount” means at any time the lesser of (i) $5,000,000 and (ii) the Maximum Revolving Advance Amount at such time less the outstanding balance of Revolving Advances and Letter of Credit Obligations at such time.

“Mortgage” shall mean each mortgage or deed of trust on all or part of the Real Property securing the Obligations, together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Net Income” shall mean, for any period, the aggregate income (or loss) of the Loan Parties on a Consolidated Basis for such period, all computed and calculated in accordance with GAAP.

“Net Insurance/Condemnation Proceeds” shall mean means an amount equal to: (i) any cash payments or proceeds received by any Loan Party (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of such Loan Party by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by such Loan Party in connection with the adjustment or settlement of any claims of such Loan Party in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes payable as a result of any gain recognized in connection therewith.

“Net Proceeds” shall mean (a) with respect to any Asset Sale, an amount equal to: (i) cash payments (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise) received by any Loan Party from such Asset Sale, minus (ii) any bona fide direct costs or expenses incurred in connection with such Asset Sale, including without limitation, (A) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, and (B) payment of the outstanding

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principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Advances) that is secured by a Permitted Prior Encumbrance on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (b) the amount of any refund, purchase price adjustment, claim or credit received by any Loan Party arising under any agreement governing or relating to any acquisition of businesses, assets or properties of any kind, whether real, personal or mixed, and whether tangible or intangible, and (c) all other cash received by any Loan Party other than from the operation of the businesses of the Loan Parties in the ordinary course and not subject to the provisions of Sections 2.13(b)(ii), (iii) or (iv).

“Non-Defaulting Lenders” shall have the meaning set forth in Section 2.15(b).

“North American Inventory” shall mean and include Inventory owned by a Borrower or Bucyrus Canada in each case valued at the lower of cost or market value, determined on a first-in-first-out basis; provided, however, for purposes of calculating the Formula Amount, North American Inventory (x) located outside of North America, (y) in transit to or from North America or (z) located within North America that is not subject to a landlord waiver, bailee waiver or warehouseman waiver, shall be limited to $10,000,000 in the aggregate. No Inventory shall constitute North American Inventory to the extent it constitutes Billed Progress Receivables or Unbilled Progress Receivables.

“North American Receivables” shall mean and include with respect to each Borrower and Bucyrus Canada, each Receivable of such Loan Party arising in the ordinary course of such Loan Party’s business.

“Note” or “Notes” shall mean, individually or collectively, the Revolving Credit Note and the Swingline Note.

“Obligations” shall mean and include any and all of each Loan Party’s Indebtedness, obligations and/or liabilities to Agent, the Lenders, any Issuer or any corporation that directly or indirectly controls or is controlled by or is under common control with Agent, any Lender or any Issuer (any of the foregoing, an “Obligee”) of every kind, nature and description (including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs, expenses and indemnification obligations, whether primary, secondary, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated) under this Agreement, under any Swap Contract with any Obligee, in connection with any letter of credit issued by any Obligee or under any of the Other Documents (including all interest, fees, costs and expenses accruing after the commencement of any bankruptcy or similar proceeding whether or not enforceable in such proceeding), and all obligations of any Loan Party to any Obligee to perform acts or refrain from taking any action under this Agreement or under any of the Other Documents or with respect to any Swap Contract with, or any letter of credit issued by, an Obligee.

“Obligee” shall have the meaning set forth in the definition of the term “Obligations”.

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“Operating Agreement” shall mean an agreement pursuant to which the Borrowing Agent or a Subsidiary thereof operates a product manufactured by such Loan Party, or of the type manufactured by the Borrowing Agent and its Subsidiaries, for the benefit of another Person, as part of a Lease/Sublease Transaction.

“Original Closing Date” shall mean July 28, 2004.

“Other Documents” shall mean the Notes, the Pledge Agreement, the Canadian Security Agreement, the Mortgages, the Questionnaire, any Guaranty and any and all other agreements, instruments and documents, including, without limitation, guaranties, security agreements, control agreements, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Loan Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

“Other Taxes” means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Other Documents.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Payment Office” shall mean initially 3000 Town Center, Suite 280, Southfield, Michigan 48075; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Permitted Encumbrances” shall mean (a) Liens in favor of Agent for the benefit of Agent, the Lenders and/or any Obligee, which, in each case, secure Obligations; (b) Liens for taxes, assessments or other governmental charges not delinquent or, if delinquent, are being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Loan Parties; provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien or a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders,

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contracts (other than contracts for the payment of money including, without limitation, Surety Instruments), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Loan Party’s business so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof; (f) judgment Liens that have been stayed or bonded within ten (10) days of the imposition thereof and mechanics’, workers’, materialmen’s or other like Liens arising in the ordinary course of any Loan Party’s business with respect to obligations which are not due or which are being contested in good faith by the applicable Loan Party so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for contested amounts; provided, that the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien; (g) Liens placed upon fixed assets (other than Inventory) hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such Lien shall not encumber any property of the Loan Parties other than the subject fixed assets and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.8; and (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business, and which do not in the aggregate interfere in any material respect with the ordinary conduct of business of the affected Loan Party, (i) Liens securing obligations in respect of Capital Leases, provided that (x) any such Lien shall not encumber any property of the Loan Parties other than the property subject to such Capital Lease and (y) such Capital Leases are otherwise permitted hereunder, (j) Liens in the sublease, the subleased equipment and the sublease Receivables, or in the Operating Agreement, the applicable Equipment or the lease Receivables, in each case arising pursuant to a Lease/Sublease Transaction permitted under subsection 7.1(b), (k) Liens securing refinancings of Indebtedness provided that the Indebtedness being refinanced is secured by the same assets, is on terms and conditions not less favorable to such Loan Party and the Agent (including, without limitation, in respect of any applicable intercreditor issues) than those in effect prior to such refinancing and does not exceed the principal of and premium and interest on the Indebtedness being refinanced, and (l) Liens disclosed on Schedule 1.2.

“Permitted Prior Encumbrances” shall mean the Permitted Encumbrances set forth in clauses (c) (solely to the extent Agent has consented in writing to such Lien being prior to the Lien of Agent and the Lenders therein), (d), (e), (g), (h), (i), (j) and (k) (solely to the extent the Indebtedness being refinanced was secured by a Lien which was prior to the Lien of Agent and the Lenders therein pursuant to applicable law or any applicable intercreditor agreement) in the definition of Permitted Encumbrances.

“Permitted Swap Obligations” means all obligations (contingent or otherwise) of a Loan Party or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view;” and (b) such Swap Contracts do not contain any provision (“walk-away”

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provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, provincial, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Loan Parties or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Pledge Agreement” shall mean, collectively, those certain pledge agreements dated as of the Original Closing Date entered into (a) by Bucyrus in favor of Agent for its benefit and for the benefit of the Lenders, in form and substance satisfactory to Agent, pursuant to which the Subsidiary Stock is pledged as security for the Obligations, and (b) by certain Subsidiaries of Bucyrus in favor of Agent for its benefit and for the benefit of the Lenders, in form and substance satisfactory to Agent, pursuant to which all of the issued and outstanding shares of stock owned by the applicable Subsidiary of Equipment Assurance Limited and BWP Gear, Inc. is pledged as security for the Obligations and pursuant to which 65% of the shares of Bucyrus Canada Acquisition, Ltd. owned by Bucyrus Canada is pledged as security for the Obligations of Bucyrus Canada.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a).

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b).

“Projections” shall mean the twelve-month forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements of Loan Parties on a Consolidated Basis consistent with Loan Parties’ historical financial statements and based upon good faith estimates and assumptions by Loan Parties believed to be reasonable at the time made, together with appropriate supporting details and a statement of underlying assumptions.

“Protective Advance Period” shall mean a period, following the occurrence and during the continuance of any Event of Default, commencing on the date specified in writing by Agent to Borrowing Agent and each Lender and ending on the earliest of (i) the date on which all outstanding Events of Default have been cured, (ii) the date which the Required Revolving Lenders specify in writing to Agent and Borrowing Agent or (iii) thirty (30) Business Days following the commencement of such period.

“Protective Advances” shall mean Revolving Facility Advances made to Borrowers by Agent, in its sole discretion, individually or with one or more Revolving Lenders, (x) during the Protective Advance Period, or (y) following the expiration of any Protective

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Advance Period without the Event(s) of Default which gave rise to such Protective Advance Period having been cured or waived, with the consent of the Required Revolving Lenders, whether or not the Commitments of the Revolving Lenders have terminated or Agent has commenced exercise of remedies in accordance with the provisions of Section 11.1.

“Purchasing Lender” shall have the meaning set forth in Section 17.3(c).

“Questionnaire” shall mean the Documentation Information Questionnaire and the responses thereto provided by Loan Parties and delivered to Agent.

“Real Property” shall mean all of each Loan Party’s right, title and interest in and to the owned and leased premises identified on Schedule 4.19 and any hereafter acquired owned or leased premises.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Receivables” shall mean and include, as to each Loan Party, all of such Loan Party’s accounts (including, without limitation, all health-care insurance receivables), contract rights, instruments (including promissory notes and other instruments evidencing Indebtedness owed to Loan Parties by their Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“Register” shall have the meaning set forth in Section 17.3(d).

“Release” shall have the meaning set forth in Section 5.7(c)(i).

“Reportable Event” shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

“Required Revolving Lenders” shall mean Revolving Lenders holding greater than fifty percent (50%) of the outstanding Revolving Facility Commitments (treated, for purposes of this definition, as though all of such Commitments have been fully funded) with respect to the Revolving Facility, provided, that for purposes solely of this definition, Commitments held and beneficially owned by any Loan Party or any of its Affiliates shall be deemed not to be outstanding.

“Responsible Person” shall mean the chief executive officer or the president of the Borrowing Agent, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer, the assistant treasurer or controller of the Borrowing Agent, or any other officer having substantially the same authority and responsibility.

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“Revolving Advances” shall mean Advances made pursuant to Section 2.1(a).

“Revolving Commitment Percentage” of any Lender relating to Revolving Advances, Swingline Loans and Letters of Credit shall mean the “Revolving Commitment Percentage” set forth below such Lender’s name on the signature pages hereto as the same may be adjusted upon any assignment by a Lender pursuant to Section 17.3(b).

“Revolving Credit Note” shall mean, collectively, the promissory notes referred to in Section 2.1(a).

“Revolving Facility” shall mean the obligations of the Revolving Lenders to provide Revolving Advances and participate in Swingline Loans and Letters of Credit pursuant to the terms of this Agreement.

“Revolving Interest Rate” shall mean an interest rate per annum equal to (a) the sum of the Base Rate plus the Applicable Margin per annum with respect to Domestic Rate Loans that are Revolving Advances or Swingline Loans and (b) the sum of the Eurodollar Rate plus the Applicable Margin per annum with respect to Eurodollar Rate Loans that are Revolving Advances.

“Revolving Lenders” shall mean Lenders with Commitments to make Revolving Advances.

“Revolving Maturity Date” shall mean May 27, 2010.

“Settlement Date” shall mean (a) with respect to Revolving Advances to be made on the Closing Date, the Closing Date, and (b) with respect to Revolving Advances to be made after the Closing Date, (I) if Borrower requests a Domestic Rate Loan, on the date of Borrower’s request therefor in compliance with Section 2.2(a), and (II) if Borrower requests a Eurodollar Rate Loan, three Business Days after Borrower’s request therefor in accordance with Section 2.2(b).

“Site Location Agreement” shall mean a maintenance and repair contract, sales contract or other agreement pursuant to which a Loan Party keeps Inventory at a Customer’s location for future sale, and pursuant to which such Loan Party retains title to such Inventory while it is at such location until such time as it is sold.

“Springing Control Notice” shall have the meaning set forth in Section 4.15(h).

“Standby Letters of Credit” shall mean all Letters of Credit issued in connection with this Agreement as a credit enhancement for certain Indebtedness (other than Indebtedness for Money Borrowed) of Borrowers.

“Subsidiary” of a Person shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or

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other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean all or substantially all (or, in the case of each Foreign Subsidiary, sixty-five percent (65%)) of the issued and outstanding shares of stock owned by Bucyrus in Minserco, Boonville, Bucyrus Europe Holdings, Ltd., Bucyrus Industries, Inc., Bucyrus (Africa) (Proprietary) Limited, Bucyrus (Brasil) Ltda., Bucyrus Canada Limited, Bucyrus International (Chile) Limitada, Bucyrus India Private Limited, Bucyrus (Mauritius) Limited, Bucyrus International (Peru) S.A., Wisconsin Holdings Pty. Ltd., Western Gear Machinery Co., BWC Gear, Inc and any other Subsidiary from time to time formed, acquired or in existence.

“Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guarantees, shipside bonds, surety bonds and similar instruments.

“Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

“Swingline Lender” means GMAC CF, or if GMAC CF shall resign as Swingline Lender, another Revolving Lender selected by Agent and reasonably acceptable to Borrowers.

“Swingline Loan” means each Advance made by Swingline Lender pursuant to Section 2.1(c).

“Swingline Note” shall mean the promissory note referred to in Section 2.1(c).

“Syndication Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Tax” or “Taxes” shall have the meaning set forth in Section 15.1.

“Term” shall have the meaning set forth in Section 13.1.

“Term Loan” shall mean the term loan advanced pursuant to the Existing Credit Facility.

“Termination Date” shall have the meaning set forth in Section 13.1.

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“Termination Event” shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Loan Party or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan.

“Toxic Substance” shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal, state or provincial laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transactions” shall have the meaning set forth in Section 5.5(a).

“Transferee” shall have the meaning set forth in Section 17.3(b).

“UCC Article 9” shall mean Article 9 of the Uniform Commercial Code as in effect in the State of New York on July 1, 2001, as same may be amended from time to time.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of

New York from time to time.

“Unbilled Progress Receivables” shall mean a Receivable of a Borrower or Bucyrus Canada, in an amount equal to the amount, with respect to a sales contract, which a Borrower or Bucyrus Canada has, in accordance with the past practices of such Borrower or Bucyrus Canada, reflected as an asset on its balance sheet as an unbilled receivable in accordance with the percentage completion method of accounting under GAAP (representing the cost of goods sold plus a profit component) minus, at any time, amounts actually billed to the applicable Customer under the applicable contract.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Revolving Facility Advances, plus (ii) all amounts due and owing to Borrowers’ trade creditors which are outstanding beyond normal trade terms, except to the extent the past due amount is consistent with past practices, plus (iii) accrued

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interest under this Agreement and fees and expenses for which Borrowers are liable to Agent and the Lenders but which have not been paid.

“Week” shall mean the time period commencing with the opening of business on a Monday and ending on the end of business the following Sunday.

1.3.          UCC Terms. All terms used herein and defined in the UCC shall have the meaning given therein unless otherwise defined herein.

1.4.          The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Each reference to a Section, a subsection, an Exhibit or a Schedule shall be deemed to refer to a Section, a subsection, an Exhibit or a Schedule, as applicable, of this Agreement unless otherwise specified. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes (including the UCC) and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. For purposes of Sections 3.1, 3.5, 3.6, 3.7, 3.8, 3.9, Articles IV, V, VIII, XI, XII, XIII, XIV, XV, XVI and XVII, the term “Lender” shall include each Lender and Swingline Lender. The terms “including”, “includes” and “include” are not limiting.

II.	ADVANCES, PAYMENTS.

2.1.          (a)Revolving Advances. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Section 2.1(b)), each Revolving Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate principal amounts outstanding at any time equal to such Revolving Lender’s Revolving Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the aggregate amount of outstanding Letters of Credit and the outstanding principal amount of the Swingline Loans and (y) an amount equal to the sum of:

(i)       North American Receivables (including Unbilled Progress Receivables); plus

(ii)     the value of North American Inventory (including North American Inventory consisting of work-in-process with respect to which a Billed Progress Receivable or Unbilled Progress Receivable has not arisen), minus

(iii)    the aggregate amount of outstanding Letters of Credit (except to the extent such Letters of Credit are cash collateralized) and Swingline Loans, minus

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(iv)    such reserves as Agent may reasonably deem proper and necessary from time to time or as required by the terms of this Agreement, including, without limitation, reserves in respect of Receivables which are more than sixty (60) days past due or more than one hundred fifty (150) days past invoice date, Receivables which are due from Affiliates, Inventory in an amount equal to the book reserve for obsolescence, amounts secured by any Liens which rank or are capable of ranking prior to or pari passu with Agent’s security interests (or interests similar thereto under applicable law) against all or part of the Collateral, including for amounts owing for employee source deductions, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, unemployment insurance, Quebec corporate taxes, pension fund obligations and overdue rents.

The amount derived from the sum of (x) Sections 2.1(a)(y)(i) and (ii) minus (y) Section 2.1(a)(y)(iv) at any time and from time to time shall be referred to as the “Formula Amount”.

The Revolving Advances shall be evidenced by one or more secured promissory notes (as amended, modified, or amended and restated from time to time, individually and collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(b)           Increases to Maximum Revolving Advance Amount. The Maximum Revolving Advance Amount may be increased up to $150,000,000 in accordance with the second provision in the defined term “Maximum Revolving Advance Amount” provided, however, each time the Maximum Revolving Advance Amount is increased, Borrowers shall execute and deliver to each Lender an Amended and Restated Revolving Credit Note evidencing the amount of such increase.

(c)            Swingline Loans: (i) Agent may convert any request by Borrowing Agent for a Revolving Advance into a request for a Swingline Loan. The Swingline Loans shall be Domestic Rate Loans each in a minimum amount of $100,000 and in integral multiples of $100,000 in excess thereof and shall not exceed in the aggregate at any time outstanding the Maximum Swingline Loan Amount. In the event that on any Business Day Swingline Lender desires that all or any portion of the outstanding Swingline Loans should be reduced in whole or in part, Swingline Lender shall promptly notify Agent to that effect and indicate the portion of the Swingline Loans to be reduced. Swingline Lender hereby agrees that it shall notify Agent to reduce the outstanding Swingline Loans to $0 at least twice every month. Agent agrees to promptly transmit to the Revolving Lenders the information contained in each notice received by Agent from Swingline Lender and shall concurrently notify Revolving Lenders of each Revolving Lender’s Revolving Commitment Percentage of the obligation to make a Revolving Advance to repay the Swingline Loan (or portion thereof).

(ii)           Each of the Revolving Lenders hereby unconditionally and irrevocably agrees to fund to Agent for the benefit of Swingline Lender, in lawful money of the United States and in same day funds, not later than 1:00 p.m. Milwaukee time, on the Settlement Date, such Revolving Lender’s Revolving Commitment Percentage of a Revolving Advance (which Revolving Advance shall be a Domestic Rate Loan and shall be deemed to be

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requested by Borrowing Agent) in the principal amount of such portion of the Swingline Loans which is required to be paid to Swingline Lender under this subsection 2.1(c) (regardless of whether the conditions precedent thereto set forth in Section 8 are then satisfied and whether or not Borrowing Agent has provided a notice of borrowing under Section 2.2 and whether or not any Default or Event of Default exists or all or any of the Advances have been accelerated, but subject to the other provisions of this Section 2.1(c)). The proceeds of any such Revolving Advance shall be immediately paid over to Agent for the benefit of Swingline Lender for application to the Swingline Loan.

(iii)          In the event that an Event of Default shall occur and either (i) such Event of Default is of the type described in subsection 10.6 or 10.8 hereof or (ii) no further Revolving Advances are being made under this Agreement, so long as any such Event of Default is continuing, then, each of the Revolving Lenders (other than Swingline Lender) shall be deemed to have irrevocably, unconditionally and immediately purchased from Swingline Lender such Revolving Lender’s Revolving Commitment Percentage of the Swingline Loan outstanding as of the date of the occurrence of such Event of Default. Each Revolving Lender shall effect such purchase by making available an amount equal to its participation on the date of such purchase in Dollars in immediately available funds to Agent for the benefit of Swingline Lender. In the event any Revolving Lender fails to make available to Swingline Lender when due the amount of such Revolving Lender’s participation in the Swingline Loan, Swingline Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the Federal Funds Effective Rate. Each such purchase by a Revolving Lender shall be made without recourse to Swingline Lender, without representation or warranty of any kind, and shall be effected and evidenced pursuant to documents reasonably acceptable to Swingline Lender. The Swingline Loans shall be evidenced by one or more promissory notes substantially in the form of Exhibit 2.1(c). The obligations of the Revolving Lenders under this Section 2.1(c) shall be absolute, irrevocable and unconditional, shall be made under all circumstances and shall not be affected, reduced or impaired for any reason whatsoever.

2.2.	Procedure for Borrowing.

(a)         Borrowing Agent on behalf of any Borrower may notify Agent prior to 11:00 a.m. Milwaukee time on a Business Day of a Borrower’s request to incur, on that day, a Revolving Advance hereunder. Unless the Borrowing Agent timely delivers the request set forth in Section 2.2(b), such Revolving Advance shall be funded as Domestic Rate Loans. Any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent, the Lenders and/or any Issuer, or with respect to any other Obligation, which shall become due, shall at Agent’s option be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent, the Lenders and/or any Issuer and such request shall be irrevocable.

(b)         In the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent at least three (3) Business Days’ prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the

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amount on the date of such Loan Advance to be borrowed, which amount shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two, three, or six months.

(c)         Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on the last date of the Interest Period elected by Borrowing Agent provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period with respect to Revolving Lenders shall end after the Revolving Maturity Date. No Eurodollar Rate Loan shall be made available to any Borrower during the continuance of an Event of Default.

Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be. Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) herein below.

(d)         Provided that no Event of Default shall have occurred and be continuing, any Borrower may, (i) on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, continue such loan as a Eurodollar Rate Loan or convert any such loan into a loan of another type in the same aggregate principal amount provided that any continuation or conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan; or (ii) on any Business Day with respect to Domestic Rate Loans, convert any such loan into a Eurodollar Rate Loan in the same aggregate principal amount. If a Borrower desires to continue or convert a loan, Borrowing Agent shall give Agent not less than three (3) Business Days’ prior written notice to continue a Eurodollar Rate Loan or convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day’s prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such continuation or conversion, the loans to be continued or converted and (other than with respect to conversions from a Eurodollar Rate Loan to a Domestic Rate Loan), the duration of the first (or next, as appropriate) Interest Period therefor. After giving effect to each such continuation or conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans in the aggregate.

(e)         At its option and upon three (3) Business Days’ prior written notice (delivered by Borrowing Agent), any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment and subject to Section 2.2(f). Such notice shall specify the date of prepayment of Loan Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment of a Eurodollar Rate

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Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower and each other Loan Party shall indemnify Agent and the Lenders therefor in accordance with Section 2.2(f) hereof.

(f)          Each Loan Party shall indemnify Agent and the Lenders and hold Agent and the Lenders harmless from and against any and all losses or expenses that Agent and the Lenders may sustain or incur as a consequence of any prepayment, continuation or conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of, a continuation of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or the Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.

(g)         Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of the Lenders to make Eurodollar Rate Loans hereunder, as the case may be, shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into Domestic Rate Loans. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent’s request, such amount or amounts as may be determined in accordance with Section 2.2(f).

2.3.          Disbursement of Advance Proceeds. All Loan Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or the Lenders, shall be charged to Borrowers’ Account on Agent’s books as a Swingline Loan or a Revolving Advance, as applicable. Until the Revolving Maturity Date, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Loan Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Loan Advances to the extent the Lenders make such Loan Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at JPMorgan Chase or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Loan Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

2.4.          Maximum Revolving Facility Advances. The aggregate balance of (i) Revolving Advances, plus (ii) the amount of outstanding Swingline Loans, plus (iii) the aggregate amount

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of Letter of Credit Obligations outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount or (b) the Formula Amount. The aggregate balance of (w) Revolving Advances, plus (x) the amount of outstanding Swingline Loans, plus (y) the aggregate amount of Letter of Credit Obligations, plus (z) Protective Advances, if any, outstanding at any time shall not exceed the Maximum Revolving Advance Amount minus the amount of any special reserve against availability of Revolving Advances imposed under Section 2.13(b).

2.5.	Repayment of Advances.

(a)         The Revolving Advances and Swingline Loans shall be due and payable in full on the Revolving Maturity Date, subject to earlier prepayment as herein provided.

(b)         Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent’s agreement to conditionally credit Borrowers’ Account as of the Business Day on which Agent receives those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations on the same Business Day of confirmation to Agent by the Depository Account bank, as provided for in Section 4.15(h) hereof, that such items of payment have been collected in good funds and finally credited to Agent’s account. Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and at Agent’s option Agent may charge Borrowers’ Account as a Revolving Advance for the amount of any item of payment which is returned to Agent unpaid.

(c)         All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 p.m. Milwaukee time, on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right at its option to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Revolving Advances as provided in Section 2.2 hereof.

(d)         Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.6.          Repayment of Excess Advances. The aggregate balance of Revolving Advances, Swingline Loans and Letters of Credit outstanding at any time in excess of the maximum aggregate amount of such Advances permitted hereunder shall be immediately due and payable without the necessity of a demand, at the Payment Office, whether or not a Default or Event of Default has occurred, such amount to be applied first to the payment in full of outstanding Swingline Loans, and second if any excess amounts remain outstanding thereafter, to the Revolving Advances in accordance with Section 2.12(b).

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2.7.          Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by the Lenders and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between the Lenders and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between the Lenders and Borrowers unless Agent receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.8.	Letters of Credit.

Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of Standby Letters of Credit (“Letters of Credit”) by the Issuer on behalf of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) the outstanding Swingline Loans, plus (iii) outstanding Letter of Credit Obligations to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount. All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; except to the extent drawn upon, Letters of Credit shall not bear interest. All Existing Letters of Credit shall be deemed to be Letters of Credit issued pursuant to the terms of this Agreement and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

2.9.	Issuance of Letters of Credit.

(a)         Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, Issuer’s standard form of letter of credit and security agreement and standard form of letter of credit application (collectively, the “Letter of Credit Application”) and any draft if applicable, completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent or Issuer may reasonably request. Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to arrange the issuance of any amendment, extension or renewal of any Letter of Credit.

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(b)         Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of issuance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than one (1) year after such Standby Letter of Credit’s date of issuance or the date on which such Standby Letter of Credit is extended automatically in accordance with its terms, and in no event having an expiry date later than the Revolving Maturity Date unless, prior to the Revolving Maturity Date, Loan Parties provide cash collateral equal to not less than one hundred five percent (105%) of the face amount thereof to be held by Agent pursuant to a cash collateral agreement in form and substance satisfactory to Agent. All Standby Letters of Credit shall be subject to the laws or rules designated in such Standby Letter of Credit, or if no laws or rules are designated, the International Standby Practices (ISP98 – International Chamber of Commerce Publication Number 590) (the “ISP98 Rules”) and, as to matters not governed by the ISP98 Rules, the laws of the State of New York.

(c)         Agent shall use its reasonable efforts to notify the Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.

2.10.	Requirements For Issuance of Letters of Credit.

(a)         In connection with the issuance of any Letter of Credit Borrowers shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys’ fees incurred by Agent, any Lender or any Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower. Borrowers shall be bound by Agent’s or Issuer’s regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers’ Account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrowing Agent’s or any Borrower’s instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit except for Agent’s, any Lender’s, any Issuer’s or such correspondents’ willful misconduct.

(b)         Borrowing Agent shall authorize and direct any Issuer of a Letter of Credit to name the applicable Borrower as the “Applicant” or “Account Party” therein to deliver to Agent all related payment/acceptance advices, to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(c)         Each Revolving Lender shall to the extent of the percentage amount equal to the product of such Revolving Lender’s Revolving Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have

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irrevocably purchased an undivided participation in (i) each such unreimbursed reimbursement obligation, (ii) Agent’s credit support enhancement provided to the Issuer of any Letter of Credit and (iii) each Revolving Advance made as a consequence of the issuance of a Letter of Credit and all disbursements thereunder, in each case in an amount equal to such Revolving Lender’s applicable Revolving Commitment Percentage times the outstanding amount of the Letters of Credit and disbursements thereunder. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the amount permitted under Section 2.1(a) hereof, and such disbursement is not reimbursed by Borrowers within two (2) Business Days, Agent shall promptly notify each Revolving Lender and upon Agent’s demand each Revolving Lender shall pay to Agent such Revolving Lender’s proportionate share of such unreimbursed disbursement together with such Revolving Lender’s proportionate share of Agent’s unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from any Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Revolving Lenders, Agent shall deliver to each Revolving Lender that Revolving Lender’s pro rata share of such repayment. Each Revolving Lender’s participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letters of Credit issued hereunder remain outstanding and uncancelled or (C) all Persons (other than the applicable Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

2.11.       Additional Payments. Any sums expended by Agent or any Lender due to any Loan Party’s failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, any Loan Party’s obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may at Agent’s option be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations.

2.12.	Manner of Borrowing and Payment.

(a)         Each borrowing of Revolving Advances shall be advanced according to the Revolving Commitment Percentages of the Revolving Lenders.

(b)         Each payment (including each prepayment) by Borrowers on account of the principal of the Revolving Advances shall be applied to the Revolving Advances pro rata according to the Revolving Commitment Percentages of the Revolving Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrowers on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 p.m. Milwaukee time, in Dollars and in immediately available funds.

(c)         (i)Promptly upon its receipt from Borrowing Agent of any request to incur a Revolving Advance, Agent shall notify each Revolving Lender of such request and such Lender’s Commitment Percentage of such Revolving Advance. So long as the applicable conditions of Article VIII have been satisfied, each Revolving Lender shall make its Commitment Percentage of such Revolving Advance available to Agent in immediately

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available funds by 2:00 p.m. Milwaukee time on the Settlement Date with respect to such Revolving Advance.

(ii)        each Lender shall be entitled to earn interest at the applicable Revolving Interest Rate on outstanding Advances which it has funded.

(d)         If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(e)         Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the applicable Advances available to Agent, Agent may (but shall not be obligated to) assume that such Revolving Lender shall make such amount available to Agent on the Settlement Date applicable to such Advance and, in reliance upon such assumption, make available to Borrowers a corresponding amount. Agent will promptly notify Borrowers of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Advances hereunder, on demand from Borrowers; provided, however, that Agent’s right to such recovery shall not prejudice or otherwise adversely affect Borrowers’ rights (if any) against such Lender.

2.13.	Prepayments.

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(a)         Voluntary Prepayments. Subject to Section 2.13(d), Borrowers may, upon notice to Agent, at any time or from time to time voluntarily prepay Revolving Advances and Swingline Loans in whole or in part without premium or penalty; provided, that (1) such notice must be received by Agent not later than 11:00 a.m. (Milwaukee time) (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Domestic Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Domestic Rate Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and whether such Advance is a Eurodollar Rate Loan or a Domestic Rate Loan. Agent will promptly notify each Revolving Lender of its receipt of each such notice, and of the amount of such Revolving Lender’s Revolving Commitment Percentage of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable to Agent by 2:00 p.m Milwaukee time on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.2(f). Each prepayment of the Revolving Advances and Swingline Loans received by Agent pursuant to this Section 2.13(a)(i) shall be paid to the Revolving Lenders in accordance with their respective Revolving Commitment Percentages as follows: first, to the payment in full of any outstanding Protective Advances; second to the payment in full of any excess Revolving Facility Advances as required by Section 2.6; third to the payment in full of any outstanding Swingline Loans; and fourth to the payment of any other outstanding Revolving Advances. Revolving Advances prepaid may be reborrowed in accordance with the terms of this Agreement.

(b)	Mandatory Prepayments.

(i)             Asset Proceeds. No later than five (5) Business Days following the date of receipt by any Loan Party of any Net Proceeds in excess of $2,000,000, the Borrowers shall prepay the Advances in the manner set forth in clause (c) below in an aggregate amount equal to such Net Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option to invest not more than $2,000,000 of Net Proceeds in any individual transaction or series of related transaction or $10,000,000 of Net Proceeds in the aggregate during the Term within one hundred eighty (180) days of receipt thereof in long-term productive assets of the general type used in the business of the Borrowers; provided further, pending any such investment all such Net Proceeds shall be applied to prepay Revolving Advances to the extent outstanding in accordance with the provisions of Section 2.13(a)(i) above, the amount of such Net Proceeds so applied to such prepayment shall be maintained as a special reserve against availability of Revolving Advances in accordance with Section 2.1(a)(v) and may be drawn only to make investments permitted under this clause (i), and any such amounts not timely applied to investments in accordance with this clause (i) shall be immediately applied to prepay the Advances in the manner set forth in clause (c) below.

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(ii)           Insurance/Condemnation Proceeds. No later than five (5) Business Days following the date of receipt by any Loan Party, or Agent as loss payee, of any Net Insurance/Condemnation Proceeds in excess of $5,000,000, Borrowers shall prepay the Advances in the manner set forth in clause (c) below in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option to invest not more than $10,000,000 in Net Proceeds in the aggregate during the Term of Net Insurance/Condemnation Proceeds within one hundred eighty (180) days of receipt thereof in long-term productive assets of the general type used in the business of the Borrowers, which investment may include the repair, restoration or replacement of the applicable assets thereof; provided further, pending any such investment all such Net Insurance/Condemnation Proceeds shall be applied to prepay Revolving Advances to the extent outstanding in accordance with the provisions of Section 2.13(a)(i) above, the amount of such Net Proceeds so applied to such prepayment shall be maintained as a special reserve against availability of Revolving Advances in accordance with Section 2.1(a)(v) and may be drawn only to make investments permitted under this clause (ii), and any such amounts not timely applied to investments in accordance with this clause (ii) shall be immediately applied to prepay the Advances in the manner set forth in clause (c) below.

(iii)          Issuance of Equity Securities. On the date of receipt by any Loan Party of any cash proceeds from the issuance of any capital stock, membership interests, partnership interests or other equity interests of any Loan Party or any of their respective Subsidiaries (other than to any management employee or pursuant to any management employee stock option compensation plan in an amount not to exceed $10 million in the aggregate during the Term), Borrowers shall prepay the Advances in the manner set forth in clause (c) below in an aggregate amount equal to 50% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

(iv)          Prepayment Certificate. Upon the occurrence of any event requiring a prepayment of the Advances pursuant to clauses (i) though (iii) above, Borrower shall deliver to Agent a certificate of an authorized officer of Borrowers describing such event in reasonable detail and demonstrating the calculation of the amount of the applicable net proceeds. In the event that Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrowers shall promptly make an additional prepayment of the Advances in an amount equal to such excess, and Borrowers shall concurrently therewith deliver to Agent a certificate of an authorized officer of Borrowers demonstrating the derivation of such excess.

(c)         Application of Mandatory Prepayments. Subject to Section 2.13(d), any amount required to be paid pursuant to Sections 2.13(b)(i) through (iv) shall be applied as follows:

(i)	first, to repay any outstanding Protective Advances;

(ii)	second, to repay the outstanding amount of any excess Revolving Facility Advances as required by Section 2.6;

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(iii)	third, to prepay the Swingline Loans to the full extent thereof;

(iv)	fourth, to prepay the Revolving Advances to the full extent thereof;

(v)	fifth, to prepay outstanding reimbursement obligations with respect to Letters of Credit;

(vi)	sixth, to cash collateralize issued and outstanding Letters of Credit; and

(vii)	seventh, to pay any other outstanding Obligations to the full extent thereof.

Any prepayment thereof shall be applied first to Domestic Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Borrowers pursuant to Section 2.2(f).

(d)         Notwithstanding the foregoing provisions of this Section 2.13, if an Event of Default shall have occurred and be continuing, the amount of any prepayment to be made under this Section 2.13 shall be applied in accordance with the provisions of Section 11.2.

2.14.       Use of Proceeds. Borrowers shall apply the proceeds of (i) Advances made on the Closing Date to (a) repay any amounts owed under the Existing Credit Facility with respect to the Term Loan, (b) pay fees and expenses relating to this transaction, and (ii) Advances made on and after the Closing Date to provide for their respective working capital needs, including the making of Foreign Subsidiary Advances, and capital expenditure needs, and to pay dividends on and/or redeem Bucyrus’ capital stock (to the extent permitted under Section 7.7).

2.15.	Defaulting Revolving Lender.

(a)         Notwithstanding anything to the contrary contained herein, in the event any Revolving Lender (x) has refused (which refusal constitutes a breach by such Revolving Lender of its obligations under this Agreement) to make available its portion of any Revolving Advance or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Revolving Advance (if the actual refusal would constitute a breach by such Revolving Lender of its obligations under this Agreement) (each, a “Lender Default”), all rights and obligations hereunder of such Revolving Lender (a “Defaulting Lender”) as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.15 while such Lender Default remains in effect.

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(b)         Loan Advances shall be incurred pro rata from Revolving Lenders (the “Non-Defaulting Lenders”) which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Revolving Lender or any pro rata share of any Revolving Advances required to be advanced by any Revolving Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any Revolving Advances shall be applied to reduce the applicable Revolving Advances of each Revolving Lender pro rata based on the aggregate of the outstanding Revolving Advances of all Revolving Lenders at the time of such application; provided, that, such amount shall not be applied to any Revolving Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Revolving Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender’s Revolving Commitment Percentage of all Loan Advances then outstanding.

(c)         A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of the terms “Required Revolving Lenders”, a Defaulting Lender shall be deemed not to be a Lender and not to have either Advances outstanding or a Commitment Percentage.

(d)         Other than as expressly set forth in this Section 2.15, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.15 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e)         In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Revolving Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Revolving Lender under this Agreement.

III.	INTEREST AND FEES.

3.1.          Interest. Interest on Loan Advances shall be payable to Agent for the benefit of the Lenders in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period and, for Eurodollar Rate Loans with an Interest Period in excess of three months, every three months on the anniversary date of the commencement of such Eurodollar Rate Loan. Interest charges shall be computed on the actual principal amount of Advances (other than Letters of Credit) outstanding during the month at a rate per annum equal to the applicable Revolving Interest Rate. Whenever, subsequent to the date of this Agreement, the Base Rate is increased or decreased, the applicable Revolving Interest Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time

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such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, Agent may, and at the direction of Required Revolving Lenders shall, increase the interest rate so that the Obligations shall then bear interest at the applicable Revolving Interest Rate plus two (2%) percent per annum (the “Default Rate”).

3.2.	Letter of Credit Fees.

Borrowers shall pay (x) to Agent, for the benefit of the Revolving Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by the Applicable Margin for Eurodollar Rate Loans per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly in arrears on the first day of each month and on the Revolving Maturity Date and (y) to Agent, for the benefit of the Issuer, a fronting fee of one eighth of one percent (0.125%) per annum, together with any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by the Issuer and the Borrowing Agent in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction. Upon and after the occurrence of an Event of Default, and during the continuance thereof, Agent may, and at the direction of Required Revolving Lenders shall, increase the Letter of Credit Fees by two percent (2%) per annum, but only to the extent the outstanding Letters of Credit are not cash-collateralized pursuant to the next succeeding paragraph. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

Upon and after the occurrence of an Event of Default, and during the continuance thereof, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred and five percent (105%) of the outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender’s possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. No Borrower may withdraw amounts credited to any such account until the earlier of (i) the expiration of the related Letter of Credit with the beneficiary having no right to draw thereunder, in which case an amount equal to the undrawn amount of the Letter of Credit at

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such time may be withdrawn from such account and (ii) such time as all Events of Default have been cured or waived.

3.3.          Unused Line Fee. If, for any month during the Term, the average daily unpaid balance of the Revolving Facility Advances for each day of such month does not equal the Maximum Revolving Advance Amount, then Borrowers shall pay to Agent for the ratable benefit of the Revolving Lenders a fee at a rate equal to one quarter of one percent (0.25%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent in arrears on the first day of each month.

3.4.          Fees. (a) Borrowers shall pay to GMAC CF, for its own account, all fees and other amounts set forth in the Fee Letter, when and as due in accordance with the terms thereof.

(b)           On the Closing Date Borrowers shall pay to Agent for the ratable benefit of Lenders, a closing fee of $240,000 and, at any time the Maximum Revolving Advance Amount is increased, an additional fee equal to 0.2% of such increase, subject to the limitation on the extent of such increases as set forth in the definition of “Maximum Revolving Advance Amount”.

(c)            In addition, Borrowers shall pay to Agent all costs, fees and expenses incurred by Agent in connection with the establishment and maintenance of (i) a system for the dissemination of reports, notices and other information required or desired to be given by the Borrowers to Agent or the Lenders under this Agreement or any Other Document, including all third-party expenses incurred by Agent in setting up and maintaining an account with “Intralinks” or any similar provider of information dissemination services, and (ii) a system for the management of Advances made to and payments made by Borrowers and Advances made by and payments made and owed to the Lenders. Without limiting the foregoing, Borrowers shall pay Agent’s customary fees in effect from time to time in connection with the receipt or making of any wire transfer of funds to or from Borrowers or any Lender, which fee as of the Closing Date is $15 per wire transfer made or received. All amounts owed by Borrowers pursuant to this Section 3.4(c) shall at Agent’s option be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations or be paid by Borrowers to Agent for its sole benefit immediately upon demand.

3.5.          Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Revolving Interest Rate during such extension.

3.6.          Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance,

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Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7.          Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall, after the date hereof:

(a)         subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office or any branch office);

(b)         impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c)         impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Adjusted LIBO Rate. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

3.8.          Basis For Determining Interest Rate Inadequate or Unfair. In the event that Agent or any Lender shall have determined that:

(a)         reasonable means do not exist for ascertaining the Adjusted LIBO Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

(b)         Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding

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Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan,

then Agent shall give Borrowing Agent prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. Milwaukee time, two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to or continued as an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. Milwaukee time, two (2) Business Days prior to the proposed conversion or continuation, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. Milwaukee time, two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

3.9.	Capital Adequacy.

(a)         In the event that Agent or any Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency made after the date hereof, has or would have the effect of reducing the rate of return on Agent or any Lender’s capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent’s and each Lender’s policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

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(b)         A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowers shall be conclusive absent manifest error.

3.10.	Taxes.

(a)         Any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any Other Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, each Borrower shall pay all Other Taxes.

(b)         Each Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date such Lender or the Agent makes written demand therefor.

(c)         If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

(i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii) such Borrower shall make such deductions and withholdings; and

(iii) such Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

(d)         At the Agent’s request, within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, Borrowing Agent shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

(e)         If any Borrower is required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by such Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

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IV.	COLLATERAL: GENERAL TERMS

4.1.          Security Interest in the Collateral. To secure the prompt payment and performance to Agent, each Issuer, each Lender and each other Obligee of the Obligations, each Loan Party hereby assigns, pledges, hypothecates and grants to Agent for the ratable benefit of Agent, each Issuer, each Lender and each other Obligee a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest and shall cause its financial statements to reflect such security interest.

4.2.          Perfection of Security Interest. (a) Each Loan Party shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords’ or mortgagees’ lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox, bailee and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest in the Collateral under the Uniform Commercial Code or other applicable law.

(b)           Agent may at any time and from time to time file, without the signature of any Loan Party in accordance with Section 9-509 of the UCC, financing statements, continuation statements and amendments thereto that describe the Collateral as “all assets” of the applicable Loan Party or words of similar effect and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Loan Party agrees to furnish any such information to Agent promptly upon request.

(c)            Each Loan Party shall, at any time and from time to time, take such steps as Agent may reasonably request (i) to obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Agent, (ii) to obtain “control” of any letter-of-credit rights, deposit accounts or electronic chattel paper (as such terms are defined in the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) otherwise to insure the continued perfection and priority of Agent’s security interest in any of the Collateral for the benefit of the Lenders and of its rights

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therein. If any Loan Party shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) in excess of $250,000, such Loan Party shall promptly notify Agent thereof in writing, therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent, such Loan Party shall be deemed to thereby grant to Agent for the benefit of the Lenders (and each Loan Party hereby grants to Agent, for the benefit of each Lender) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

(d)           Each Loan Party hereby confirms and ratifies all UCC financing statements and other financing statements under applicable personal property legislation filed by Agent with respect to such Loan Party on or prior to the date of this Agreement.

(e)            All charges, expenses and fees Agent may incur in doing any of the foregoing, and any taxes relating thereto, shall at Agent’s option be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations, or, at Agent’s option, shall be paid to Agent for the ratable benefit of the Lenders immediately upon demand.

(f)          All Obligations under each Swap Contract entered into with an Obligee shall be and hereby are secured by the Collateral.

4.3.          Disposition of Collateral. Each Loan Party will safeguard and protect all Collateral for Agent’s general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale or lease (to the extent not otherwise prohibited hereunder) of Inventory in the ordinary course of business, (b) pursuant to Lease/Sublease Transactions permitted under Section 7.11 hereof, and (c) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $5,000,000 and only to the extent that no Default or Event of Default shall then exist and the proceeds of any such disposition are applied to the Obligations in accordance with the provisions of Section 2.13.

4.4.          Preservation of Collateral. In addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Loan Party’s owned or leased property. Each Loan Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall at Agent’s option be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations.

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4.5.          Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (a) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest (subject to Permitted Prior Encumbrances, where applicable) in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Loan Party or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (d) each Loan Party’s Equipment and Inventory shall be located as set forth on Schedule 4.5 (with Loan Parties permitted to update Schedule 4.5, as necessary, upon not less than thirty (30) days’ prior written notice to Agent) and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof.

4.6.          Defense of Agent’s and Lenders’ Interests. Until (a) payment and performance in full of all of the Obligations and (b) the irrevocable termination of this Agreement, Agent’s interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Agent’s prior written consent, pledge, sell (except Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Agent’s interests in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and the Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. Each Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

4.7.          Books and Records. Each Loan Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals

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for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Loan Parties.

4.8.          Financial Disclosure. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of the Loan Party’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party’s financial status and business operations. Each Loan Party hereby authorizes all federal, state, provincial and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or such authorities.

4.9.          Compliance with Laws. Each Loan Party shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Loan Party’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect. Each Loan Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed, is subordinate to the Lien of Agent on the Collateral and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent’s Lien on or security interest in the Collateral. The assets of Loan Parties at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of Loan Parties so that such insurance shall remain in full force and effect.

4.10.       Inspection of Premises. At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business. Agent, any Lender and their agents may enter upon any of Loan Party’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business.

4.11.       Insurance. Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Loan Party’s own cost and expense in amounts and with carriers acceptable to Agent, each Loan Party shall (a) keep all its insurable properties and properties in which each Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party’s including, without limitation, business interruption

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insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Loan Party is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as an additional insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a), and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Agent. In the event of any loss covered by the insurance referred to in clauses (a) and (c) above, the carriers named therein hereby are directed by Agent and the applicable Loan Party to make payment for such loss to Agent and not to such Loan Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a), (b) and (c) above. All loss recoveries received by Agent upon any such insurance shall be applied to the Obligations in accordance with the provisions of Sections 2.13 (b), (c) and (d), as applicable. Any deficiency thereon shall be paid by Loan Parties to Agent, on demand.

4.12.       Failure to Pay Insurance. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for Borrowers’ Account, and charge Borrowers’ Account therefor as a Revolving Advance and such expenses so paid shall be part of the Obligations.

4.13.       Payment of Taxes. Each Loan Party will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Loan Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s or any Lender’s reasonable opinion, could create a valid Lien on the Collateral, Agent may without notice to Loan Parties pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Loan Party has contested or disputed

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those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax Lien is stayed, is subordinate to the Lien of Agent on the Collateral and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent’s security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section 4.13 shall at Agent’s option be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations and, until Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Loan Parties’ credit and Agent shall retain its security interest in any and all Collateral held by Agent.

4.14.       Payment of Leasehold Obligations. Each Loan Party shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent’s request will provide evidence of having done so.

4.15.	Receivables.

(a)         Nature of Receivables. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or a progress billing or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Agent.

(b)         Solvency of Customers. Each Customer, to the best of each Loan Party’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Loan Party who are not solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c)         Locations of Loan Party. Each Loan Party’s chief executive office and domicile (for purposes of the Quebec Civil Code) is located at the addresses set forth on Schedule 4.15(c) hereto. Until written notice is given to Agent by Borrowing Agent of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d)         Collection of Receivables. Until any Loan Party’s authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence and during the continuance of an Event of Default), each Loan Party will, at such Loan Party’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay Obligations. Each Loan

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Party shall, upon request, deliver to Agent, or deposit in the Depository Accounts, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

(e)         Notification of Assignment of Receivables. At any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may at Agent’s option be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations.

(f)          Power of Agent to Act on Loan Parties’ Behalf. At any time following the occurrence and during the continuance of an Event of Default, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent’s designee as such Loan Party’s attorney with power, to be exercised only following the occurrence of any Event of Default (except in the case of clauses (ii), (iii) and (iv) below), (i) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Loan Party’s name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of Loan Parties’ rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.

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(g)         No Liability. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of an Event of Default Agent may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party’s liability hereunder.

(h)         Establishment of a Lockbox Account, Dominion Account. All proceeds of Collateral shall be deposited by Loan Parties into depository accounts (“Depository Accounts”) as Agent may require pursuant to an arrangement with Depository Bank. On the Original Closing Date, Loan Parties issued to Depository Bank, an irrevocable letter of instruction directing Depository Bank to transfer such funds so deposited to Agent upon notice from Agent that an Event of Default has occurred (the “Springing Control Notice”), either to any account maintained by Agent at Depository Bank or by wire transfer to appropriate account(s) of Agent, and obtained the agreement by Depository Bank to waive any offset rights against the funds so deposited other than for regular and customary charges imposed by Depository Bank with respect to the Depository Accounts and with respect to checks previously credited to the Depository Accounts which are returned due to insufficient funds. All funds held or deposited in the Depository Accounts following receipt by Depository Bank of the Springing Control Notice shall immediately become the property of Agent for the benefit of the Lenders and shall be applied by Agent in accordance with Section 11.2. Neither Agent nor any Lender assumes any responsibility for the Depository Accounts arrangement, including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Subject to the provisions of Section 2.13(b), all amounts remitted to Agent pursuant to this Section 4.15(h) shall be applied in accordance with the provisions of Section 2.13(a) (without the requirement of giving notice or satisfying the minimum payment amounts set forth therein).

(i)          Adjustments. No Loan Party will, without Agent’s consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party.

4.16.       Inventory. To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.17.       Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary

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replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Loan Party shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

4.18.       Exculpation of Liability. Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Loan Party’s obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Loan Party of any of the terms and conditions thereof.

4.19.       Environmental Matters. (a) Loan Parties shall ensure that the Real Property remains in material compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities or as may not be material.

(b)         Loan Parties shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

(c)         Loan Parties shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Loan Parties shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Loan Parties in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

(d)         In the event any Loan Party obtains, gives or receives written notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any written notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any governmental agency responsible in whole or in part for environmental matters in the state or province in which the Real Property is located or the United States Environmental Protection Agency or any similar agency in another jurisdiction (any such person or entity hereinafter the “Authority”), then Borrowing Agent shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its

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security interest in the Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.

(e)         Loan Parties shall promptly forward to Agent copies of any written request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Loan Party to dispose of Hazardous Substances received after the Closing Date, except with respect to superfund sites disclosed to Agent which are not located on any Real Property, unless hereafter requested by Agent and shall continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to Agent until the claim is settled. Loan Parties shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent’s security interest in the Real Property and the Collateral.

(f)          Loan Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of the Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and the Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.

(g)         Upon thirty (30) days prior written request of Agent, which notice may be given after an Event of Default has occurred or upon Agent’s reasonable belief that a material violation of Environmental Law may exist, Loan Parties shall provide Agent, at Loan Parties’ expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed $100,000, Agent shall have the right to require Loan

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Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

(h)         Loan Parties shall defend and indemnify Agent and the Lenders and hold Agent, the Lenders and their respective employees, agents, advisors, directors, trustees and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by Agent or the Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender. Loan Parties’ obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, provincial or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Loan Parties’ obligation and the indemnifications hereunder shall survive the termination of this Agreement.

4.20.       Financing Statements. Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.21.       Real Property. In the event that (i) any Borrower acquires any owned Real Property after the Closing Date with a fair market value of $5,000,000 or greater, (ii) any Borrower maintains greater than $5,000,000 of Inventory at any Real Property for a period of ninety (90) consecutive days or longer and such Real Property is not then subject to a Mortgage or, with respect to any such Real Property owned or leased on the Closing Date, a mortgage on such Real Property interest constituting a Permitted Encumbrance, or (iii) all or substantially all of any mortgage listed on Schedule 7.8 hereto is repaid in accordance with Section 7.19 hereof, upon notice from Agent the Borrowers shall take all such actions as are necessary or desirable in the opinion of Agent to cause the applicable Real Property to become subject to a Mortgage, and in connection therewith the Borrowers shall execute and deliver to Agent documents of the type described in Sections 8.1 (r) and (y) with respect to such Real Property, together with such environmental reports, opinions of local counsel, landlord waivers and other documents, instruments and agreements as are required by Agent, and shall take all actions necessary or desirable in the opinion of Agent in order to create, in favor of Agent, a perfected first priority mortgage lien upon and security interest in such Real Property (subject to Permitted Prior Encumbrances).

4.22.       Quebec Collateral. For the purposes of holding any pledges, assignments, hypothecs, mortgages and security interests granted by any of the Loan Parties pursuant to the laws of the Province of Quebec, National Bank Trust Inc. and any successor trustee and any replacement trustee shall be the holder of an irrevocable power of attorney authorizing National Bank Trust Inc. and any successor trustee and replacement trustee to act on behalf of all present and future Lenders and Issuers. By executing a Commitment Transfer Supplement

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or in any other manner becoming a Lender or Issuer under the Loan Agreement, any future Purchasing Lender, Transferee, Lender or Issuer, as applicable, shall be deemed to ratify the power of attorney granted to National Bank Trust Inc. and any successor trustee and any replacement trustee hereunder.

V.	REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

5.1.          Authority; Binding Obligation. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Loan Party’s limited liability company, partnership or corporate powers, have been duly authorized, are not in contravention of law or the terms of such Loan Party’s certificate of formation, partnership agreement, limited liability company agreement, by-laws, certificate of incorporation or other applicable documents relating to such Loan Party’s formation or to the conduct of such Loan Party’s business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which such Loan Party or its property is a party or by which it may be bound. This Agreement and the Other Documents have been duly executed and delivered by each Loan Party that is a party thereto and each is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principals relating to enforceability.

5.2.          Formation and Qualification; Capital Stock and Ownership. (a) Each Loan Party is duly formed or incorporated and in good standing under the laws of the jurisdiction listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the jurisdictions listed on Schedule 5.2(a) which constitute all jurisdictions in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The exact State organizational number of each Loan Party is set forth on Schedule 5.2(a). Each Loan Party has delivered to Agent true and complete copies of its certificate of formation, limited liability company agreement, certificated of limited partnership, partnership agreement, certificate of incorporation and by-laws, as the case may be and will promptly notify Agent of any amendment or changes thereto. The exact name of each Loan Party is set forth in the first paragraph to this Agreement (or, if such Loan Party is not listed in such first paragraph, such exact name is set forth on Schedule 5.2(a) hereof).

(b)	The only Subsidiaries of each Loan Party are listed on Schedule 5.2(b).

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(c)         The capital stock of each Loan Party has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 5.2(c), as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any Loan Party is a party requiring, and there is no capital stock or other ownership interest of any Loan Party outstanding which upon conversion or exchange would require, the issuance by any Loan Party of any additional capital stock or other ownership interests of any Loan Party or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a capital stock or other ownership interest of any Loan Party. Schedule 5.2(c) correctly sets forth the ownership interest of each Loan Party in its respective Subsidiaries as of the Closing Date.

5.3.          Survival of Representations and Warranties. All representations and warranties of such Loan Party contained in this Agreement and the Other Documents shall be true at the time of such Loan Party’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4.          Tax Returns. Each Loan Party’s federal tax identification number is set forth on Schedule 5.4. Each Loan Party has filed all federal, state, provincial and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. Federal, state and local income tax returns of each Loan Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending December 31, 1997. The provision for taxes on the books of each Loan Party are adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.5.	Financial Statements.

(a)         The pro forma balance sheet of Loan Parties on a Consolidated Basis and on a consolidating basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated by this Agreement, (collectively, the “Transactions”) and is accurate, complete and correct and fairly reflects the financial condition of Loan Parties on a Consolidated Basis and on a consolidating basis as of May 31, 2005 after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Chief Executive Officer and Chief Financial Officer of Borrowing Agent. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.

(b)         The Projections were prepared by the Chief Financial Officer of Borrowing Agent, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Loan Parties’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

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The Projections together with the Pro Forma Balance Sheet, are referred to as the “Pro Forma Financial Statements”.

(c)         The consolidated and consolidating balance sheets of the Loan Parties, their Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of December 31, 2004, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of the Loan Parties and their Subsidiaries at such date and the results of their operations for such period. The unaudited consolidated and consolidating balance sheets of the Loan Parties, their Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of March 31, 2005, and the related unaudited statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, copies of which have been delivered to Agent, have been prepared on a basis consistent with prior practices and are complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Loan Parties. Since March 31, 2005, there has been no event or occurrence that, individually or with any other event or occurrence, could have a Material Adverse Effect.

5.6.          Loan Party Name. The exact name of each Loan Party is set forth in the first paragraph to this Agreement (or, if such Loan Party is not listed in such first paragraph, such exact name is set forth on Schedule 5.6 hereof). Except in each case as set forth on Schedule 5.6, no Loan Party has been known by any other corporate, limited liability company or partnership name in the past five years. No Loan Party sells Inventory under any other name except as set forth on Schedule 5.6 and no Loan Party has been the surviving entity of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

5.7.	O.S.H.A. and Environmental Compliance.

(a)         Except as otherwise provided on Schedule 5.7, each Loan Party has duly complied in all material respects with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations. None of the Loan Parties is aware of any property or assets with respect to which the Loan Parties should be taking any material action.

(b)         Each Loan Party has been issued all required federal, state, provincial and local licenses, certificates or permits relating to all applicable Environmental Laws.

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(c)         (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any Real Property; (ii) there are no underground storage tanks or polychlorinated biphenyls on any Real Property; (iii) the Real Property has never been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on any Real Property, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.

5.8.	Solvency; No Litigation, Violation, Indebtedness or Default.

(a)         After giving effect to the Transactions, each Loan Party will be solvent, able to pay its debts as they mature, has capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of each Loan Party’s assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of each Loan Party’s assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(b)         Except as disclosed in Schedule 5.8(b), no Loan Party has (i) any pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, and (ii) any liabilities for Indebtedness for Money Borrowed other than the Obligations or as permitted by Section 7.8.

(c)         No Loan Party is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, governmental authority or arbitration board or tribunal.

(d)         No Loan Party nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d)-1, (i) no Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Loan Party nor any member of the Controlled Group knows of any facts or

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circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Loan Party or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Loan Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Loan Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR §2615.3 has not been waived, (xi) no Loan Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party and any member of the Controlled Group, and (xii) no Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

(e)         No Loan Party has any Canadian Benefit Plans (other than, for greater certainty, universal plans created by and to which such Loan Party is obligated to contribute by statute) or any Canadian Pension Plans, other than those listed in Schedule 5.8(e). The Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and all other applicable laws which require registration and no event has occurred which is reasonably likely to cause the loss of such registered status. All material obligations of each Loan Party (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed in a timely fashion. There have been no improper withdrawals or applications of the assets of the Canadian Pension Plans or the Canadian Benefit Plans. There are no outstanding disputes concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Each of the Canadian Pension Plans is fully funded on a solvency basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable Governmental Body and which are consistent with generally accepted actuarial principles).

5.9.          Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Loan Party are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and no Loan Party is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, design, service mark license, copyright, copyright application and

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copyright license owned or held by any Loan Party and all trade secrets used by any Loan Party consist of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Loan Party, other than commercially available software, such Loan Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.

5.10.       Licenses and Permits. Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.

5.11.       Default of Indebtedness. No Loan Party is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.12.       No Default. No Loan Party is in default in the payment or performance of any other contractual obligations and no Default has occurred.

5.13.       No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which could have a Material Adverse Effect. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.14.       No Labor Disputes. No Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15.       Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the meaning of the quoted term under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16.       Government Regulation. No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it

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controlled by such a company. No Loan Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.17.       Disclosure; Broker’s Fees. No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Loan Parties or which reasonably should be known to Loan Parties which Loan Parties have not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

5.18.	Intentionally Omitted.

5.19.       Swap Obligations. No Loan Party has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. Borrowers have undertaken their own independent assessment of their consolidated assets, liabilities and commitments and have considered appropriate means of mitigating and managing risks associated with such matters and have not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

5.20.       Conflicting Agreements. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.21.       Application of Certain Laws and Regulations. No Loan Party nor any Affiliate of any Loan Party is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

5.22.       Business and Property of Loan Parties. (a) Upon and after the Closing Date, Loan Parties do not propose to engage in any business other than the manufacture, distribution, sale and servicing of surface mining equipment and activities necessary to conduct the foregoing.

(b) On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party. Each Loan Party has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real and personal property), and (iii) good title to (in the case of all other personal property), all of their

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respective properties and assets reflected in their respective financial statements referred to in Section 8.1(c) and in the most recent financial statements delivered pursuant to Sections 9.7 and 9.8, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 7.1. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(c) As of the Closing Date, Schedule 5.22 contains a true, accurate and complete list of (i) all Real Property, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and no Loan Party has knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

5.23.       Material Contracts Schedule 5.23 contains a true, correct and complete list of all contracts which are material to the operation of any Loan Party’s business including, without limitation, all Lease/Sublease Transactions. Except as set forth on Schedule 5.23, each such contract is in full force and effect and no material defaults enforceable against such Loan Party exist thereunder. No Loan Party has received notice from any party to such contract stating that it intends to terminate or amend such contract.

VI.	AFFIRMATIVE COVENANTS.

Each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:

6.1.          Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of the Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrowers’ Account as a Revolving Advance for all such fees and expenses.

6.2.          Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, domain names and addresses, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its

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existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States, Canada or any political subdivision of either of them.

6.3.          Violations. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party which could reasonably be expected to have a Material Adverse Effect.

6.4.          Government Receivables. Take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act, Financial Administration Act (Canada) or other applicable federal, state, provincial or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Loan Party and the United States, Canada, any state or province, any department, agency or instrumentality of any of them.

6.5.          Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.6.          Payment of Indebtedness. Subject at all times to any applicable subordination arrangement in favor of Agent and/or the Lenders, pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Loan Party shall have provided for such reserves as Agent may reasonably deem proper and necessary.

6.7.          Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.8.          Financial Covenant. Maintain a Leverage Ratio for the Loan Parties on a Consolidated Basis as of the end of each fiscal quarter, commencing with the fiscal quarter ending September 30, 2005, of not greater than 2.00: 1.0.

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6.9.          Leases. All Leases shall (i) except with respect to Lease/Sublease Transactions, conspicuously note the existence of Agent’s first priority perfected security interest in the Lease and the assets subject to such Lease and shall state that this Agreement prohibits other Liens on the Lease and the assets subject to the Lease, (ii) expressly prohibit the lessee from relocating any assets subject to the Lease to any location which would result in Agent not having a perfected first priority security interest in the assets subject to such Lien, (iii) with respect to Leases entered into subsequent to May 7, 2002, have only one originally executed copy thereof and (iv) shall be a “true lease” and not a secured financing. Upon an Event of Default, promptly upon the request of Agent, each Borrower shall deliver to Agent each Lease. Loan Parties shall, with respect to all Leases in the United States of America and Canada (a) use reasonable efforts to file precautionary UCC-1 financing statements or other financing statements under personal property security legislation with respect to any Lease in effect on the Closing Date which does not prohibit the filing of such UCC-1 financing statements or such other financing statements and which has a term of one year or greater and (b) use reasonable efforts to include in each Lease entered into after the Closing Date to the extent such Lease will have a term of one year or greater, a right of the applicable Loan Party to file, and, if such right has been obtained, then, at the request of Agent, such Loan Party shall file precautionary UCC-1 financing statements and/or other financing statements. All such precautionary UCC-1 financing statements and other financing statements shall be assigned to Agent.

6.10.       Canadian Pension Plans. (a) For each existing Canadian Pension Plan, ensure that such plan retains its registered status under and is administered in a timely manner in all respects in accordance with the applicable pension plan text, funding agreement, the Income Tax Act (Canada) and all other applicable laws; (b) for each Canadian Pension Plan hereafter adopted by any Loan Party which is required to be registered under the Income Tax Act (Canada) or any other applicable laws, use its best efforts to seek and receive confirmation in writing from the applicable Governmental Body to the effect that such plan is duly registered under the Income Tax Act (Canada) and such other applicable laws; (c) for each existing Canadian Pension Plan and Canadian Benefit Plan hereafter adopted, perform in a timely fashion in all material respects all obligations (including fiduciary, funding, investment and administration obligations) required to be performed in connection with such plan and the funding media therefor; and (d) deliver to Agent if requested by Agent, (i) promptly after the filing thereof by any Loan Party with any applicable Governmental Body, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan, (ii) promptly after receipt thereof, a copy of any direction, order, notice, ruling or opinion that any Loan Party may receive from any applicable Governmental Body with respect to any Canadian Pension Plan, (iii) notification within 30 days of any increases having a cost to such Loan Party in excess of C$250,000 per annum, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which any Loan Party was not previously contributing.

6.11.       Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the schedules originally attached hereto become outdated or incorrect in any material respect, the Loan Parties shall deliver to the Agent and the Lenders as part of the officer’s certificate required pursuant to Section 9.9 such revisions or updates to

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such schedule(s) as may be necessary or appropriate to update or correct such schedule(s), provided that no such revisions or updates to any schedule(s) shall be deemed to have amended, modified or superseded such schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such schedule(s), unless and until the Required Revolving Lenders shall have accepted in writing such revisions or updates to such schedule(s).

VII.	NEGATIVE COVENANTS.

No Loan Party shall, nor shall it permit any of its Subsidiaries (except, other than Bucyrus Canada, for Foreign Subsidiaries with respect to Sections 7.2, 7.3, 7.8, 7.20, 7.21 and 7.22) to, until satisfaction in full of the Obligations and termination of this Agreement:

7.1.	Merger, Consolidation, Acquisition and Sale of Assets.

(a)         Enter into any merger, consolidation or other reorganization with or into any other Person or, except as permitted by Section 7.4, acquire all or a substantial portion of the assets or stock of any Person, or permit any other Person to consolidate with or merge with it other than a merger or consolidation of a Borrower into Borrowing Agent, a Subsidiary of a Borrower into such Borrower, and/or of Loan Parties that are not Borrowers into each other.

(b)         Sell, lease, transfer or otherwise dispose of any of its properties or assets, including, without limitation, the stock or ownership interests in any Subsidiary, except in the ordinary course of its business and except as provided in Section 4.3.

7.2.          Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

7.3.          Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to the Lenders) except (a) as disclosed on Schedule 7.3 and guarantees of obligations incurred to refinance or replace the obligations subject to the guarantees disclosed on such Schedule, to the extent such refinancing or replacement would be permitted hereunder, (b) guarantees made in the ordinary course of business up to an aggregate amount of $5,000,000 for all Loan Parties and (c) the endorsement of checks in the ordinary course of business.

7.4.          Investments. Except as permitted by Sections 7.5 and 7.12(a), purchase or acquire obligations or stock of, or any other interest in, any Person, except (i) Cash Equivalents and (ii) purchases and acquisitions not to exceed an aggregate of $5,000,000 in the aggregate during the Term.

7.5.          Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except (a) with respect to the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) loans to employees on an arm’s-length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a

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maximum of $100,000 to any employee and up to a maximum of $250,000 in the aggregate at any one time outstanding, (c) advances, loans or extensions of credit by Borrowers to their domestic Subsidiaries which are also Borrowers hereunder, (d) advances, loans or extensions of credit by Borrowers to Bucyrus Canada (“Canadian Intercompany Advances”) in amounts from time to time not to exceed an aggregate of $20,000,000 at any time outstanding, (e) advances, loans or extensions of credit by Borrowers to other Foreign Subsidiaries of Borrowers, not to exceed $5,000,000 in the aggregate made after the Closing Date (“Foreign Subsidiary Advances”) and (f) loans by any Subsidiary either to the Parent of that Subsidiary or to Bucyrus. The obligation of Bucyrus Canada to repay Canadian Intercompany Advances shall be evidenced by a note (“Canadian Note”) and the obligations of the other Foreign Subsidiaries to repay Foreign Subsidiary Advances shall also be evidenced by notes (“Foreign Intercompany Notes”), all of which shall be in form and substance satisfactory to Agent. Each of the Canadian Note and the Foreign Intercompany Notes shall be pledged to Agent for the benefit of the Lender as Collateral for the Obligations pursuant to terms acceptable to Agent and all payments on the Canadian Note and the Foreign Intercompany Notes (other than payments in the ordinary course of business as contemplated in Section 7.19) shall be applied to repay the Obligations in such manner as Agent shall determine.

7.6. Intentionally Omitted.

7.7.           Dividends and Distributions. Declare, pay or make any dividend or distribution on any shares of the common stock, preferred stock or other equity interests of any Loan Party (other than dividends or distributions payable in its stock or other equity interests or split-ups or reclassifications of its stock or other equity interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock or other equity interests of any Loan Party except that (a) each of the Loan Parties (other than Bucyrus) and their respective Subsidiaries shall be permitted to pay dividends (i) to Bucyrus in accordance with the provisions of each Loan Party’s certificate of in corporation or comparable organizational document as in effect on the Closing Date, and (ii) to Bucyrus, to pay professional fees, franchise taxes and other ordinary course of business operating expenses incurred by Bucyrus in its capacity as Parent corporation of Loan Parties, and (b) Bucyrus shall be permitted to pay quarterly dividends to its shareholders, provided that (i) Borrowers would be in compliance with the covenant set forth in Section 6.8 during the twelve (12) month period applicable under Section 6.8 immediately preceding the payment of any such dividend after giving pro forma effect to such payment as if such payment has been made on the first day of such twelve (12) month period, (ii) no Default or Event of Default shall have occurred and be continuing or would result from the payment of such dividend, (iii) the aggregate amount of such dividends paid during any fiscal year of Bucyrus does not exceed $10,000,000, and (iv) after giving effect to any such dividend, Undrawn Availability shall not be less than $15,000,000.

7.8.          Indebtedness. Create, incur, assume or suffer to exist any Indebtedness for Money Borrowed of any Loan Party except in respect of (i) Indebtedness to the Lenders; (ii) Indebtedness incurred consisting of Canadian Intercompany Advances and Foreign Subsidiary Advances permitted under Section 7.5 hereof; (iii) Indebtedness consisting of the deferred

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purchase price of property or services or other purchase money debt in a principal amount not to exceed $5,000,000 in the aggregate at any time outstanding, (iv) Indebtedness with respect to Capital Leases, (v) Indebtedness outstanding on the Closing Date and set forth on Schedule 7.8, (vi) any extension, renewal, refinancing, in whole or in part, of Indebtedness described in the foregoing clauses (ii) through (v), provided that the principal amount of such Indebtedness shall not be increased unless such increased Indebtedness is otherwise permitted hereunder and the terms of such Indebtedness are not more onerous on the relevant Loan Party than the terms in effect as to the Indebtedness being refinanced and (viii) additional Indebtedness in an amount not in excess of $5,000,000 at any time outstanding.

7.9.          Nature of Business. Substantially change the nature of the business in which it is presently engaged as set forth in Section 5.22 hereof, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.10.       Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (a) transactions disclosed in the ordinary course of business, on an arm’s-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate; (b) the Borrowing Agent and its Subsidiaries may reimburse directors in connection with the participation in management of the Borrowing Agent and its Subsidiaries, including, without limitation, reasonable expenses related to attendance at board meetings and member meetings; (c) the Borrowing Agent and its Subsidiaries may make the loans, advances and extensions of credit to Subsidiaries permitted under Section 7.5, (d) the Borrowing Agent may otherwise conduct business with its Subsidiaries in a manner consistent with past practices, (e) the Borrowing Agent and its Subsidiaries may forgive and/or capitalize amounts owed to them by Foreign Subsidiaries, (f) dividends and distributions permitted under Section 7.7 and (g) additional cash transfers may be made by Borrowing Agent to its domestic Subsidiaries not to exceed $500,000 in any fiscal year of Borrowing Agent.

7.11.       Leases. Enter as lessee into any Lease, Lease/Sublease Transaction or other lease arrangement for real or personal property (unless capitalized and permitted under Section 7.8 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property with respect thereto would exceed $12,000,000 in any one fiscal year for all Loan Parties, exclusive of (a) rental payments under Leases listed on Schedule 7.11 and (b) rental payments under any lease of equipment pursuant to a Lease/Sublease Transaction, to the extent of rental payments by a Customer of a Loan Party under a sublease of such equipment or Operating Agreement with respect thereto, so long as (i) each such Customer has a rating of at least the lowest investment grade rating from Standard & Poor’s Corporation and (ii) the sum of the Discounted Remaining Lease Payments (as hereinafter defined) for the leases under which a Loan Party is lessee in connection with all such Lease/Sublease Transactions entered into on and after the Closing Date does not exceed $12,000,000. For purposes hereof, “Discounted Remaining Lease Payments” for each lease, means the sum of all remaining lease payments discounted to present value at the “Applicable Discount Rate” for such lease. The “Applicable Discount Rate” for each lease shall mean the discount rate which would be necessary, upon the commencement date of the lease, to discount the sum of all lease payments thereunder to an amount equal to the aggregate purchase price paid by the applicable lessor for such equipment.

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7.12.	Subsidiaries.

(a)         Form any Subsidiary unless (i) such Subsidiary expressly joins in this Agreement as a Loan Party and becomes jointly and severally liable for the obligations of Loan Parties hereunder, under the Notes, and under any other agreement between any Loan Party and the Lenders and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

(b)         Enter into any partnership, joint venture or similar arrangement with any Person other than a Loan Party.

7.13.       Fiscal Year and Accounting Changes. Change its fiscal year end from December 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP, (ii) in tax reporting treatment except as required by law, or (iii) of its Accountants.

7.14.       Pledge of Credit. Now or hereafter pledge Agent’s or any Lender’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than the applicable Loan Party’s business as conducted on the date of this Agreement.

7.15.       Amendment of Articles of Formation, LLC Agreement, Certificate of Incorporation and By-Laws. Amend, modify or waive any term or provision of its certificate or articles of formation, limited liability company agreement, partnership agreement, certificate of incorporation, by-laws, or any other applicable documents relating to such Loan Party’s formation or organization, or any shareholders’ agreement, unless required by law (and, in any such event, with prompt written notice to Agent).

7.16.       Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d) or Schedule 5.8(e), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d) or Schedule 5.8(e), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the

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occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

7.17.       Prepayment of Indebtedness for Money Borrowed Except as expressly permitted pursuant to Section 7.19 hereof, any time, directly or indirectly, prepay any Indebtedness for Money Borrowed (other than to the Lenders), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party.

7.18.       UCC Article 9 Location. (a) Change the state in which it is located (for the purpose of UCC Article 9) or (b) change the jurisdiction (or province, in the case of Bucyrus Canada) in which its chief executive office, principal place of business, domicile (within the meaning of the Quebec Civil Code) or the location of its records concerning Collateral.

7.19.       Retention of Cash; Payment of Loans. Permit Loan Parties and their respective Subsidiaries (direct or indirect, including without limitation, all Foreign Subsidiaries and other foreign entities which are owned by any of the Loan Parties or their Subsidiaries), other than the Borrowers, (a) to retain net cash balances in excess of $10,000,000 at any time in the aggregate (with any surplus in excess of such sum to be utilized to repay the Canadian Note or Foreign Subsidiary Advances or otherwise paid as permitted pursuant to Section 7.7 hereof) or (b) to repay Indebtedness for Money Borrowed in the case of term debt or permanently reduce committed amounts in the case of revolving debt, other than (i) repayments in accordance with clause (a) above, (ii) in the case of all Foreign Subsidiaries, in the aggregate principal amount not in excess of $1,000,000 each year, plus interest and fees accrued with respect thereto; provided, however, in the case of Foreign Subsidiaries located in Chile and Canada, Loan Parties may repay the aggregate principal amount not in excess of $3,000,000 in the first year of the Term, plus interest and fees accrued with respect thereto and (iii) so long as (A) Borrowers would be in compliance with the covenant set forth in Section 6.8 during the twelve (12) month period applicable under Section 6.8 immediately preceding such repayment after giving pro forma effect to such repayment as if such repayment has been made on the first day of such twelve (12) month period, (B) no Default or Event of Default shall have occurred and be continuing or would result from such repayment, and (C) after giving effect to any such repayment, Undrawn Availability shall not be less than $15,000,000, Indebtedness for Money Borrowed permitted pursuant to Section 7.8 hereof, plus interest and fees accrued with respect thereto; provided, however, that the refinancing of Indebtedness for Money Borrowed on terms and conditions not less favorable to the Foreign Subsidiaries than those in effect prior to such refinancing shall not be deemed to be restricted by this Section 7.19(b) so long as the limitations of clauses (i), (ii) and (iii) would not subsequently be violated under the new terms and conditions.

7.20.       Performance Bonds. Engage in projects with respect to which Loan Parties and their Subsidiaries have provided performance bonds and/or comparable Surety Instruments (other than Letters of Credit issued pursuant to Section 2.8) to or for the benefit of the Person for whom such projects are being undertaken in excess of $25,000,000 at any time in the aggregate outstanding with respect to all such bonds and Surety Instruments.

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7.21.	Intentionally Omitted.

7.22.       Swap Obligations. Enter into or incur any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.

7.23.       Foreign Subsidiary Indebtedness. Create, incur, assume or suffer to exist any Indebtedness by any Foreign Subsidiary (other than Bucyrus Canada which is subject to the provisions of Section 7.8) in respect of (a) indebtedness for borrowed money, (b) obligations with respect to Capital Leases, (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, or (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument, except in an amount not in excess of $5,000,000 in the aggregate at any time outstanding.

VIII.	CONDITIONS PRECEDENT.

8.1.          Conditions to Initial Advances. The agreement of the Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

(a)         Notes. Agent shall have received the Notes duly executed and delivered by an authorized officer of each Borrower;

(b)         Filings, Registrations, Recordings and Searches. Each document (including, without limitation, any Uniform Commercial Code financing statement or other financing statement under applicable personal property legislation) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected first priority security interest in or lien upon the Collateral (subject to Permitted Prior Encumbrances) shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto. Agent shall also have received UCC, personal property, immovable property, tax and judgment lien searches with respect to each Loan Party in such jurisdictions as the Agent shall require, and the results of such searches shall be satisfactory to Agent;

(c)         Proceedings of Loan Parties. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors (or equivalent authority) of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the Other Documents, the Notes, the Pledge Agreement,

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any related agreements (collectively the “Documents”) and (ii) the granting by each Loan Party of the security interests in and liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Loan Party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(d)         Capital Structure; Other Indebtedness. The capital structure, organization, tax assumptions, ownership and legal structure of Loan Parties and the terms and conditions of all Indebtedness of Loan Parties shall be acceptable to Agent in its sole reasonable discretion;

(e)         Incumbency Certificates of Loan Parties. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of each Loan Party executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

(f)          Certificates. Agent shall have received a copy of the articles or certificate of incorporation (or equivalent charter documents) of each Loan Party, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of organization as of a date that is not more than 15 days prior to the Closing Date together with copies of the by-laws (or similar documents) of each Loan Party and all agreements of each Loan Party’s shareholders or other equity holders certified as accurate and complete by the Secretary of each Loan Party;

(g)         Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Loan Party’s jurisdiction of incorporation and each jurisdiction where the conduct of each Loan Party’s business activities or the ownership of its properties necessitates qualification;

(h)         Legal Opinion. Agent shall have received the executed legal opinions of Katten Muchin Rosenman LLP in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Documents as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to the Agent and the Lenders;

(i)          No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with this Agreement and/or the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

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(j)          Financial Condition Certificates. Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(j);

(k)	Intentionally Omitted;

(l)             Fees. Agent shall have received all fees payable to it on its behalf and on behalf of the Lenders on or prior to the Closing Date pursuant to Article III or Section 17.9 hereof and all fees and expenses payable to GMAC CF under the Fee Letter;

(m)        Pro Forma Financial Statements. Agent shall have received a copy of the Pro Forma Financial Statements, as required pursuant to Section 5.5(c), which shall be satisfactory in all respects to Agent and the Lenders;

(n)	Intentionally Omitted;

(o)	Intentionally Omitted;

(p)	Intentionally Omitted;

(q)         Insurance. Agent shall have received in form and substance satisfactory to Agent certified copies of Loan Parties’ casualty insurance policies, together with loss payable endorsements on Agent’s standard form of loss payee endorsement naming Agent as loss payee, and certified copies of Loan Parties’ liability insurance policies, together with endorsements naming Agent as an additional insured;

(r)	Intentionally Omitted;

(s)	Intentionally Omitted;

(t)          Payment Instructions; Agent shall have received written instructions from Loan Parties directing the application of proceeds of the initial Advances made pursuant to this Agreement at least three Business Days prior to the proposed Closing Date;

(u)	Intentionally Omitted;

(v)         Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Agent; all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by this Agreement or the financing thereof and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired; and Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

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(w)        No Adverse Material Change. Since March 31, 2005, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect, and no representations made or information supplied to the Lenders shall have been proven to be inaccurate or misleading in any material respect;

(x)	Intentionally Omitted;

(y)	Intentionally Omitted;

(z)            Closing Certificate. Agent shall have received a closing certificate signed by a Responsible Person of each Loan Party dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Loan Parties are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

(aa)       Borrowing Base. Agent shall have received a duly executed Borrowing Base Certificate which shall indicate that the aggregate amount of North American Receivables and North American Inventory is sufficient in value and amount to support Revolving Advances in the amount requested by Borrowers on the Closing Date;

(bb)	Intentionally Omitted;

(cc)       Control Agreements. Agent shall have received control agreements with respect to all Collateral in which a security interest may be perfected by means of control under the Uniform Commercial Code;

(dd)      No Restrictions on Advances. No Borrower, Guarantor or Subsidiary or Affiliate thereof shall be subject to any statute, rule, regulation or executive order which regulates the incurrence of any Indebtedness or would prohibit or restrict Agent or any Lender from entering into or consummating the transactions contemplated by this Agreement and the Other Documents; and

(ee)       Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent, the Lenders and their counsel.

8.2.          Conditions to Each Advance. The agreement of the Lenders to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

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(a)         Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (with Loan Parties permitted to update Schedules 5.9 and 5.23 as necessary, except to the extent any such disclosure would disclose any fact or occurrence of an event which could reasonably be expected to have a Material Adverse Effect);

(b)         No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the Transactions; provided, however that Required Revolving Lenders, in their sole discretion, may elect to have Revolving Lenders continue to make Revolving Facility Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

(c)         Maximum Advances. In the case of any Revolving Advances and/or Swingline Loans requested to be made or Letters of Credit requested to be issued, after giving effect thereto, the aggregate outstanding amount of Revolving Advances, Swingline Loans and Letter of Credit Obligations shall not exceed the maximum amount of Revolving Facility Advances permitted under Section 2.4 hereof.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.	INFORMATION AS TO LOAN PARTIES.

Each Loan Party shall, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1.          Disclosure of Material Matters. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

9.2.          Schedules. Deliver to Agent on or before the tenth (10th) day of each month as of the last day of the prior month (or, following the occurrence and during the continuance of an Event of Default, at such other times and in more frequent intervals as Agent may require) (a) a Borrowing Base Certificate, (b) accounts receivable agings, (c) accounts payable schedules and (d) Inventory reports. In addition, each Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of

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Customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including, without limitation, trial balances and test verifications. Upon the request of Agent (at its option or upon direction by the Required Revolving Lenders), each Borrower and Bucyrus Canada shall deliver the information required to be delivered pursuant to this Section 9.2 for itself on an individual consolidating basis. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Borrower and Bucyrus Canada and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Person’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.

9.3.          Environmental Reports. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by a Responsible Person stating, to the best of his knowledge, that each Loan Party is in compliance in all material respects with all federal, state, provincial and local laws relating to environmental protection and control and occupational safety and health. To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Loan Party will implement in order to achieve full compliance.

9.4.          Litigation. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect.

9.5.          Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Loan Party which might result in the acceleration of the maturity of any Indebtedness for Money Borrowed in a principal amount in excess of $1,000,000, including the names and addresses of the holders of such Indebtedness for Money Borrowed with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness for Money Borrowed; and (e) any other development in the business or affairs of any Loan Party which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.

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9.6.          Government Receivables. Notify Agent immediately if any of its Receivables arise out of contracts between any Loan Party and the United States, Canada, any state, province or any department, agency or instrumentality of any of them.

9.7.          Annual Financial Statements. Furnish Agent and Lenders within ninety (90) days after the end of each fiscal year of Loan Parties, financial statements of Loan Parties on a Consolidated Basis and such parties on a consolidating basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Loan Parties and satisfactory to Agent (the “Accountants”). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused the Loan Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8 and 7.11 hereof. In addition, the reports shall be accompanied by a certificate of a Responsible Person which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event, and such certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8 and 7.11 hereof.

9.8.          Quarterly Financial Statements. Furnish Agent and Lenders within 45 days after the end of each fiscal quarter, an unaudited balance sheet of Loan Parties on a Consolidated Basis and such parties on a consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Loan Parties reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Loan Parties. Each such balance sheet, statement of income and stockholders’ equity and statement of cash flow shall set forth a comparison of the figures for (x) (i) the current fiscal period and the current year-to-date with (ii) the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year and (y) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.5(b) or Section 9.12, as applicable. The financial statements shall be accompanied by a certificate signed by a Responsible Person, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such default and, such certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8 and 7.11 hereof.

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9.9.          Monthly Financial Statements. Furnish Agent and Lenders within thirty (30) days after the end of each month, an unaudited balance sheet of Loan Parties on a Consolidated Basis and such parties on a consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Loan Parties on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to the business of Loan Parties. Each such balance sheet, statement of income and stockholders’ equity and statement of cash flow shall set forth a comparison of the figures for (x) (i) the current fiscal period and the current year-to-date with (ii) the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year and (y) the projections for such fiscal period and year-to-date period delivered pursuant to Section 5.5(b) or Section 9.12, as applicable. The financial statements shall be accompanied by a certificate of a Responsible Person, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event and, such certificate shall have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.8 and 7.11 hereof.

9.10.       Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of (i) such financial statements and reports as each Loan Party shall send to its stockholders, (ii) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Bucyrus, and copies of all annual, regular, periodic and special reports and registration statements which Bucyrus may file or be required to file, copies of any report, filing or communication with the Securities and Exchange Commission under Section 13 or 15(d) of the Exchange Act, or with any Governmental Body that may be substituted therefor, or with any national securities exchange, and (iii) all notices sent pursuant to the Industrial Lease Agreement, Insite South Milwaukee, L.L.C., as Landlord, and Borrowing Agent, as Tenant, dated as of January 4, 2002.

9.11.       Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Loan Parties including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Loan Party’s opening of any new office or place of business or any Loan Party’s closing of any existing office or place of business, and (c) promptly upon any Loan Party’s learning thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound.

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9.12.       Projected Operating Budget. Furnish Agent, no later than thirty (30) days prior to the beginning of each Loan Party’s fiscal years commencing with fiscal year 2006, a month by month projected operating budget and cash flow of Loan Parties on a Consolidated Basis and such parties on a consolidating basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by a Responsible Person of each Loan Party to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

9.13.       Variances From Operating Budget. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by Loan Parties pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14.       Notice of Suits, Adverse Events. Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Agent or any Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

9.15.       ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section

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401(a) of the Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

9.16.       Real Property. Notify Agent promptly in writing in the event that (i) any Borrower acquires any owned Real Property after the Closing Date with a fair market value of $5,000,000 or greater or (ii) any Borrower maintains greater than $5,000,000 of Inventory at any Real Property for a period of ninety (90) consecutive days or longer and such Real Property is not then subject to a Mortgage.

9.17.       Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.	EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1.       failure by any Loan Party to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement, Other Documents or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

10.2.       (i) failure by Loan Parties to perform, keep or observe any provision of Sections 4.2, 4.3, 4.4, 4.5, 4.6 (except as otherwise provided in Section 10.3 with respect to Liens which were not granted or created by a Loan Party), 4.10, 4.11, 4.15(h), 4.19, 6.8, 6.9, Article VII or (ii) any representation or warranty made or deemed made by any Loan Party in this Agreement or any Other Document or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

10.3.       issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Loan Party’s property which is not stayed or lifted within thirty (30) days;

10.4.       failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document, now or

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hereafter entered into between any Loan Party, Agent and/or any Lender (to the extent such breach is not otherwise embodied in any other provision of this Article X for which a different grace or cure period is specified or which constitute an immediate Event of Default under this Agreement or the Other Documents), which is not cured within thirty (30) days (or, in the case of Article IX, five (5) Business Days) after the earlier of (i) the date upon which a Responsible P erson knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrowing Agent by Agent or any Lender;

10.5.       any judgment or judgments (other than any judgment insured by a credit worthy insurer that is not an Affiliate of any Loan Party which has accepted liability for such judgment in writing) are rendered or judgment liens filed against one or more Loan Parties for an aggregate amount in excess of $5,000,000 which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

10.6.       any Loan Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state, provincial or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

10.7.       any Loan Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

10.8.       any Affiliate or any Subsidiary of any Loan Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state, provincial or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

10.9.       any change in any Loan Party’s condition or affairs (financial or otherwise) which in Agent’s opinion has a Material Adverse Effect;

10.10.     any Lien created hereunder or provided for hereby, under the Canadian Security Agreement or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (except for Permitted Prior Encumbrances, where applicable), or any Loan Party shall so claim in writing to Agent;

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 10.11.     a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which materially and adversely affects its condition, affairs or prospects (financial or otherwise) which default is not cured within any applicable grace period;

10.12.     termination or breach of the Canadian Security Agreement or any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Loan Party, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

10.13.	any Change of Control shall occur;

10.14.     any material provision of this Agreement shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Agent;

10.15.     (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Loan Party, the continuation of which is material to the continuation of any Loan Party’s business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename, design right, or patent necessary for the continuation of any Loan Party’s business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; or (ii) any agreement which is necessary or material to the operation of any Loan Party’s business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;

10.16.     any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title and rights of any Loan Party which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents; or

10.17.     an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect.

XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT.

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11.1.       Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.6, all Obligations shall be immediately due and payable and this Agreement and the obligation of the Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), (x) at the option of Required Revolving Lenders all Obligations shall be immediately due and payable, (y) Required Revolving Lenders shall have the right to terminate this Agreement, and (z) the Required Revolving Lenders shall have the right to terminate the obligation of Revolving Lenders to make Revolving Advances and (iii) a filing of a petition against any Loan Party in any involuntary case under any state, provincial or federal bankruptcy laws, the obligation of the Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over any Loan Party. Upon the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC, any applicable personal property security legislation and at law or equity generally, including, without limitation, the rights set forth in Section 4.4 and the right to foreclose the security interests granted herein, to realize upon any Collateral by any available judicial procedure, to take possession of and sell any or all of the Collateral with or without judicial process, and to deliver the Springing Control Notice. Agent may enter any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party. Agent may specifically disclaim any warranties of title or the like at any sale of Collateral. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Loan Party’s trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

11.2.       Application of Proceeds. Following the occurrence and during the continuance of any Event of Default, all amounts received by Agent (including amounts received from the Depository Account and proceeds from the sale or other realization upon any of the Collateral), shall be applied as follows: first, to the payment in full of the reasonable costs, expenses and attorneys’ fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to the payment in full

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of any Protective Advances incurred in accordance with the provisions of Section 11.3(b); third, to the payment in full of interest due upon the Revolving Facility Advances, pro rata to the Revolving Lenders in accordance with their outstanding amounts; fourth, to the payment in full of all fees payable in connection with this Agreement; fifth, to the payment in full of the principal due upon the Revolving Facility Advances (including the undrawn amount of any issued and outstanding Letters of Credit), pro rata to the Revolving Lenders in accordance with their outstanding amounts, such amounts payable in respect of Revolving Facility Advances to be further paid, in order of priority, (a) to satisfy in full all outstanding Swingline Loans, (b) to satisfy in full all outstanding Revolving Advances and (c) to pay or cash collateralize in full all outstanding Letter of Credit Obligations; sixth, to the payment in full of the interest on any other Obligations, pro rata to the holders thereof in accordance with their outstanding amounts; and seventh, to the payment in full of any other Obligations, pro rata to the holders thereof in accordance with their outstanding amounts. If any deficiency shall arise, Loan Parties shall remain liable to Agent and the Lenders therefor. If it is determined by an authority of competent jurisdiction that a disposition by Agent did not occur in a commercially reasonably manner, Agent may obtain a deficiency judgment for the difference between the amount of the Obligation and the amount that a commercially reasonable sale would have yielded. Agent will not be considered to have offered to retain the Collateral in satisfaction of the Obligations unless Agent has entered into a written agreement with Loan Party to that effect.

11.3.	Direction of Lenders; Agent’s Discretion; Protective Advances;.

(a)            Agent shall exercise its rights and remedies hereunder and under applicable law and enforce its Liens and security interests in accordance with the direction of the Required Revolving Lenders, subject to the provisions of Article XIV hereof. In the absence of such direction, Agent shall have the right in its discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent’s or the Lenders’ rights hereunder.

(b)           At any time following the occurrence and during the continuance of any Event of Default, Agent, in its sole discretion, individually or with one or more Revolving Lenders, may make Protective Advances to Borrowers during the Protective Advance Period in an amount not to exceed $7,500,000 at any time outstanding notwithstanding that (i) the obligation of Revolving Lenders to make Revolving Advances has terminated and (ii) Agent has commenced exercise of its remedies against Borrowers. Any such Protective Advance shall constitute part of the Obligations secured by the Collateral and shall be payable in accordance with the provisions of Section 11.2. Upon termination of any Protective Advance Period, no further Protective Advances shall be made unless the Required Revolving Lenders consent thereto or all outstanding Events of Default have been cured and a subsequent Event of Default results in the commencement of a new Protective Advance Period.

11.4.       Setoff. In addition to any other rights which Agent, any Lender or any Issuer may have under applicable law, upon the occurrence of an Event of Default hereunder, Agent, such Lender and such Issuer shall have a right to apply any Loan Party’s property held by Agent, such Lender or such Issuer to reduce the Obligations.

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11.5.       Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

XII.	WAIVERS AND JUDICIAL PROCEEDINGS.

12.1.       Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2.       Delay. No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

12.3.       Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII.	EFFECTIVE DATE AND TERMINATION.

13.1.       Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest of (x) the Revolving Maturity Date, (y) the acceleration of all Obligations pursuant to the terms of this Agreement or (z) the date on which this Agreement shall be terminated in accordance with the provisions hereof or by operation of law (the “Termination Date”), such period referred to herein as the “Term”. Loan Parties may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations.

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13.2.       Termination. The termination of the Agreement shall not affect any Loan Party’s, Agent’s or any Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and the Lenders hereunder and under the Canadian Security Agreement and the financing statements filed hereunder and under the Canadian Security Agreement shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full after the termination of this Agreement or each Loan Party has furnished Agent and the Lenders with an indemnification satisfactory to Agent and the Lenders with respect thereto. Accordingly, each Loan Party waives any rights which it may have under Section 9-513(c) of the Uniform Commercial Code, or any other applicable personal property legislation, to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XIV.	REGARDING AGENT.

14.1.       Appointment. Each Lender hereby designates GMAC CF to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, any debenture issued under any Canadian Security Agreement, payments of principal and interest, fees (except the fees set forth in the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of the Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the applicable Lenders required by this Agreement, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

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14.2.       Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. None of Agent, any Lender, or any Issuer nor any of their respective officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

14.3.       Lack of Reliance on Agent and Resignation. Independently and without reliance upon Agent, any Issuer or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition of any Loan Party, or the existence of any Event of Default or any Default.

Agent may resign on sixty (60) days’ written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Revolving Lenders will promptly designate a successor Agent reasonably satisfactory to Loan Parties. If no such successor Agent is appointed at the end of such sixty (60) day period, Agent’s resignation shall nevertheless become effective thereupon and Agent may designate one of the Lenders as a successor Agent. If such designee Lender declines to act as successor Agent hereunder, the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Revolving Lenders appoint a successor Agent as set forth above.

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Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent’s resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

14.4.       Certain Rights of Agent. If Agent shall request instructions from the Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the applicable Lenders required by this Agreement; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, the Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of such Lenders.

14.5.       Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

14.6.       Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or a Loan Party referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to the Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the applicable Lenders required by this Agreement; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

14.7.       Indemnification. To the extent Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent and each Issuer in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent and such Issuer in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the indemnified party’s gross (not mere) negligence or willful misconduct.

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14.8.       Agent in its Individual Capacity. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

14.9.       Delivery of Documents. To the extent Agent receives documents and information from any Loan Party pursuant to Section 9.7 through and including 9.9 of this Agreement which are not delivered to any Lender, upon the written request of each such Lender, Agent will promptly furnish such documents and information to the Lenders.

14.10.     Loan Parties’ Undertaking to Agent. Without prejudice to their respective obligations to the Lenders under the other provisions of this Agreement, each Loan Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or the Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Loan Party’s obligations to make payments for the account of the Lenders or the relevant one or more of them pursuant to this Agreement.

14.11.     Syndication Agents and Documentation Agent. Neither Syndication Agent nor Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement (or any of the Other Documents) in its capacity as such. Without limiting the foregoing, no Syndication Agent or Documentation Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on either Syndication Agent or Documentation Agent in deciding to enter into this Agreement or any of the Other Documents to which it is a party or in taking or not taking action hereunder or thereunder.

XV.	GUARANTEE.

15.1.       Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due and punctual performance of all Obligations of each other party hereto. Each payment made by any Guarantor pursuant to this Guaranty shall be made in lawful money of the United States in immediately available funds, (a) without set-off or counterclaim and (b) free and clear of and without deduction or withholding for or on account of any present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any conditions or restrictions resulting in charges to tax and all penalties, interest and other payments on or in respect thereof (except for charges based on the overall net income of Agent or a Lender) (“Tax” or “Taxes”) unless Guarantor is compelled by law to make payment subject to such Taxes.

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15.2.       All Taxes in respect of this Guaranty or any amounts payable or paid under this Guaranty shall be paid by Guarantor when due and in any event prior to the date on which penalties attach thereto. Guarantor will indemnify Agent and each of the Lenders against and in respect of all such Taxes. Without limiting the generality of the foregoing, if any Taxes or amounts in respect thereof must be deducted or withheld from any amounts payable or paid by Guarantor hereunder, Guarantor shall pay such additional amounts as may be necessary to ensure that the Agent and each of the Lenders receives a net amount equal to the full amount which it would have received had payment (including of any additional amounts payable under this Section 15.2) not been made subject to such Taxes. Within thirty (30) days of each payment by Guarantor hereunder of Taxes or in respect of Taxes, Guarantor shall deliver to Agent satisfactory evidence (including originals, or certified copies, of all relevant receipts) that such Taxes have been duly remitted to the appropriate authority or authorities.

15.3.       Each Guarantor hereby absolutely, unconditionally and irrevocably waives (i) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (ii) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (iii) any requirement that the Agent or any Lender protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (iv) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, and (v) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than payment and performance in full of the Obligations by the Loan Parties and any defense that any other guarantee or security was or was to be obtained by Agent.

15.4.       No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.

15.5.       The Guaranty hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Article XV, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent or any Lender in favor of any Loan Party or any other Person.

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No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such waiver in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing indebtedness of any Loan Party to Agent shall diminish the liability of any Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Loan Party.

15.6.       As an original and independent obligation under this Guaranty, Guarantor shall (a) indemnify the Agent and each of the Lenders and keep the Agent and each of the Lenders indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by any party to make due and punctual payment of any of the Obligations or resulting from any of the Obligations being or becoming void, voidable, unenforceable or ineffective against Borrower (including, but without limitation, all legal and other costs, charges and expenses incurred by the Agent and each of the Lenders, or any of them in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Guaranty); and (b) pay on demand the amount of such costs, losses, expenses and liabilities whether or not Agent or any of the Lenders have attempted to enforce any rights against Borrower or any other Person or otherwise.

15.7.       The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any other Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:

(i)             any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to any Borrower or otherwise;

(ii)           any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guaranty for all or any of the Obligations;

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(iii)          the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Loan Party or any other Person under the provisions of this Agreement or any Other Document or any other document or instrument executed an delivered in connection herewith or therewith;

(iv)          any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;

(v)           any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and

(vi)          any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guaranty hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Advances, Letters of Credit or other financial accommodations to any Borrower pursuant to this Agreement and/or the Other Documents.

15.8.       The Agent shall have the right to take any action set forth in Section 15.7 without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such actions.

15.9.       Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

15.10.     (a)The Guaranty provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon the Agent or any Lender for repayment or recovery of any amount or amounts received by such Person in payment or on account of any of the Obligations and such Person repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over such Person or the respective property of each, or any settlement or compromise of any claim effected by such Person with any such claimant (including any Loan Party); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to the Agent and/or the Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person(s).

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(b)         Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.

(c)         No Guarantor shall be entitled to claim against any present or future security held by Agent from any Person for Obligations in priority to or equally with any claim of Agent, or assert any claim for any liability of any Loan Party to any Guarantor in priority to or equally with claims of Agent for Obligations, and no Guarantor shall be entitled to compete with Agent with respect to, or to advance any equal or prior claim to any security held by Agent for Obligations.

(d)         If any Loan Party makes any payment to Agent, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder.

(e)         All present and future monies payable by any Loan Party to any Guarantor, whether arising out of a right of subrogation or otherwise, are assigned to Agent for its benefit and for the ratable benefit of the Lenders as security for such Guarantor’s liability to Agent and the Lenders hereunder and are postponed and subordinated to Agent’s prior right to payment in full of Obligations. Except to the extent prohibited otherwise by this Agreement, all monies received by any Guarantor from any Loan Party shall be held by such Guarantor as agent and trustee for Agent. This assignment, postponement and subordination shall only terminate when the Obligations are paid in full in cash and this Agreement is irrevocably terminated.

(f)          Each Loan Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, agrees to make no payments to any Guarantor without the prior written consent of Agent. Each Loan Party agrees to give full effect to the provisions hereof.

15.11.     Upon the occurrence and during the continuance of any Event of Default, the Agent may and upon written request of the Required Revolving Lenders shall, without notice to or demand upon any Loan Party or any other Person, declare any obligations of such Guarantor hereunder immediately due and payable, and shall be entitled to enforce the obligations of each Guarantor. Upon such declaration by the Agent, the Agent and the Lenders are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or the Lenders to or for the credit or the account of any Guarantor against any and all of the obligations of each Guarantor now or hereafter existing hereunder, whether or not the Agent or the Lenders shall have made any demand hereunder against any other Loan Party and although such obligations may be contingent and unmatured. The rights of the Agent and the Lenders hereunder are in addition to other rights and remedies (including

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other rights of set-off) which the Agent and the Lenders may have. Upon such declaration by the Agent, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of any Guarantor against any Loan Party (the “Claims”), the Agent shall have the full right on the part of the Agent in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, the Agent and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of each Guarantor any instrument for the payment of money. Each Guarantor will receive as trustee for the Agent and will pay to the Agent forthwith upon receipt thereof any amounts which such Guarantor may receive from any Loan Party on account of the Claims. Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes, other negotiable instruments or writings, except and in such event they shall either be made payable to the Agent, or if payable to any Guarantor, shall forthwith be endorsed by such Guarantor to the Agent. Each Guarantor agrees that no payment on account of the Claims or any security interest therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by any Guarantor.

15.12.     Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Loan Party or others with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against the Agent or the Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

15.13.     All amounts due, owing and unpaid from time to time by any Guarantor hereunder shall bear interest at the interest rate per annum then chargeable with respect to Domestic Rate Loans constituting Revolving Advances (without duplication of interest on the underlying Obligation).

15.14.     For purposes of the Interest Act (Canada), where in this Guaranty a rate of interest is to be calculated on the basis of a year of 360 or 365 days, the yearly rate of interest to which the rate is equivalent is the rate multiplied by the number of days in the year for which the calculation is made and divided by 360 or 365, as applicable.

15.15.     Without limiting any other rights in this Agreement, if for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Guaranty or any Other Document it becomes necessary to convert into the currency of such jurisdiction (herein called the “Judgment Currency”) any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, “rate of exchange”

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means the rate at which Agent would, on the relevant date at or about 12:00 noon (New York time), be prepared to sell a similar amount of such currency in New York, New York against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, Guarantor will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Guaranty or any Other Document in such other currency. Any additional amount due from Guarantor under this Section 15.15 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement or any of the Other Documents.

15.16.     Each Guarantor acknowledges receipt of a copy of each of this Agreement and the Other Documents. Each Guarantor has made an independent investigation of the Loan Parties and of the financial condition of the Loan Parties. Neither Agent nor any Lender has made and neither Agent nor any Lender does make any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Loan Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Loan Party to which this Article XV applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.

15.17. The provisions of this Article XV shall remain in effect until the indefeasible payment in full in cash of all Obligations and irrevocable termination of this Agreement. Payments received from Guarantors pursuant to this Article XV shall be applied in accordance with Section 11.2 of this Agreement.

XVI.	BORROWING AGENCY.

16.1.	Borrowing Agency Provisions.

(a)         Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.

(b)         The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. None of Agent, any Issuer or any Lender shall incur liability to Borrowers as a result thereof. To induce Agent and the Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent, each Issuer and each Lender and holds Agent, each Issuer and each Lender harmless from and against any and all liabilities, expenses,

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losses, damages and claims of damage or injury asserted against Agent, any Issuer or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 16.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

(c)         All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Loan Party, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Loan Party, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Loan Parties or any Collateral for such Loan Party’s Obligations or the lack thereof.

16.2.       Waiver of Subrogation. Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Loan Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVII.	MISCELLANEOUS.

17.1.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby irrevocably waives the right to remove any action commenced by the Agent or any Lender in a state court to federal court. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 17.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, Canada or, at the Agent’s and/or any Lender’s option, by any other type of service authorized by law upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party’s Agent for the purpose of accepting

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service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

17.2.       Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding among each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party’s, Agent’s and each Lender’s respective officers as required under Section 17.2(b) hereof. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing complying with Section 17.2(b) hereof. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b)         The Required Revolving Lenders, Agent with the consent in writing of the Required Revolving Lenders, and Borrowers may, subject to the provisions of this Section 17.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrowers, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of the Lenders, Agent or Loan Parties hereunder or thereunder or the conditions, provisions or terms thereof or waiving any Event of Default hereunder or thereunder, but only to the extent specified in such written agreements. Without limiting the foregoing, the following changes may not be effected without the written consent of the Lenders:

(A)          altering the definition of the term “Required Revolving Lenders” or any provision in which such term is used in a manner which has an adverse effect on the rights or obligations of the Revolving Lenders;

(B)	altering the provisions of Section 2.1(a) or 2.6;

(C)           altering the provisions of Section 2.1(c) (which alterations shall also require the consent of the Swingline Lender);

(D)	altering the provisions of Section 4.15(h);

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(E)           altering the definition of the terms “North American Receivables”, “Unbilled Progress Receivables”, “Billed Progress Receivables”, “North American Inventory”

(F)           permitting any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Formula Amount; and

(G)          decreasing the Revolving Interest Rate, the Applicable Margin as it relates to any Revolving Facility Advance or any principal or fees relating thereto.

In addition, the following changes may only be effected with the written consent of each affected Lender:

(A)          increasing its Commitment Percentage or the amount of any Commitment;

(B)           changing the maturity of any Note or the due date or decreasing the amount for any principal, interest, fee or other amount payable hereunder;

(C)	altering, amending or modifying this Section 17.2(b);

(D)          releasing any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $10,000,000; and

(E)           changing the rights and duties of Agent (which change shall also require the consent of Agent).

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, the Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agent and the Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(c)         (i) In the event that Agent requests the consent of a Lender which may effectively consent to any applicable matter pursuant to this Section 17.2 where, but for the consent of such lender, the applicable matter would be approved and such consent is denied, then GMAC CF may, at its option, require such Lender to assign its interest in the applicable Advances to GMAC CF or to another Lender or to any other Person designated by the Agent (the “Designated Lender”), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid

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when collected from Borrowers. In the event that Agent requests the consent of a Lender which may effectively consent to any applicable matter pursuant to this Section 17.2 and such Lender shall not respond or reply to Agent in writing within twenty (20) days of delivery of such report, such Lender shall be deemed to have denied giving its consent to the matter that was the subject of the request. In the event GMAC CF elects to require any Lender to assign its interest to GMAC CF or to the Designated Lender, GMAC CF will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to GMAC CF or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, GMAC CF or the Designated Lender, as appropriate, and Agent.

(ii) Notwithstanding the foregoing, Agent may at its discretion and without the consent of any Lender, permit the outstanding Revolving Advances at any time to exceed the Formula Amount by up to $5,000,000 for up to thirty (30) consecutive Business Days but not more often than twice during any calendar year.

17.3.	Successors and Assigns; Participations; New Lenders; Syndication Assistance.

(a)         This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b)         Each Loan Party acknowledges that one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a “Transferee”). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Loan Parties shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Such Lender shall remain liable for all of its obligations under this Agreement notwithstanding such participation. Each Loan Party hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee’s interest in the Advances.

(c)         Any Lender may with the consent of (x) Agent and (y) so long as no Event of Default has occurred and is continuing, Borrowers, in each case which consent shall not be unreasonably withheld or delayed, sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more Eligible Assignees and one or more Eligible Assignees may commit to make Advances hereunder (each a “Purchasing Lender”), in minimum amounts of not less than $20,000,000 pursuant to a Commitment

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Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording; provided, that such consent(s) shall not be required to any sale, assignment or transfer to a Lender. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extentprovided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Docume nts. Unless the consent of Borrowers is required pursuant to the first sentence of this Section 17.3(c), Loan Parties hereby consent to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. In addition to the assignments and participations permitted under the foregoing provisions of this Section 17.3(c) and 17.3(b), any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender as collateral security for such obligations or securities, or to any trustee for, or any other representative of, such holders; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(d)         Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Loan Parties, Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

(e)         Loan Parties authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender (provided that any such prospective Transferee or Purchasing Lender first agrees in writing to be bound by the provisions of Section 17.15) any and all financial information in such Lender’s possession concerning Loan Parties which has been delivered to such Lender by or on behalf of Loan Parties pursuant to this Agreement or in connection with such Lender’s credit evaluation of Loan Parties.

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(f)          (A) If any Lender or participant is a “foreign corporation, partnership or trust” within the meaning of the Code (hereinafter, “Foreign Lender”) and the Foreign Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Foreign Lender agrees with and in favor of the Agent, to deliver to the Agent:

(1)               if such Foreign Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(2)               if such Foreign Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Foreign Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Foreign Lender and in each succeeding taxable year of such Foreign Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

(3)               such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

(B)              Such Foreign Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(C)              If any Foreign Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form W-8BEN and such Foreign Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Foreign Lender, such Foreign Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of any Borrower to such Foreign Lender. To the extent of such percentage amount, the Agent will treat such Foreign Lender’s IRS Form W-8BEN as no longer valid.

(D)              If any Foreign Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Foreign Lender, such Foreign Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

(E)              If any Foreign Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Foreign Lender an amount

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equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (A) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Foreign Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

(F)              If the IRS or any other Governmental Body of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Foreign Lender (because the appropriate form was not delivered, was not properly executed, or because such Foreign Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Foreign Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including the fees, expenses and disbursements of counsel for Agent). The obligation of the Foreign Lenders under this subsection shall survive the payment of all Obligations, the termination of this Agreement and the resignation or replacement of the Agent.

17.4.       Application of Payments. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations to comply with the terms of this Agreement. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

17.5.       Indemnity. Each Loan Party shall indemnify Agent, each Issuer, each Lender and each of their respective officers, directors, trustees, Affiliates, employees, advisors, trustees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent, such Issuer or any Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent, any Issuer or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified.

17.6.       Notice. Any notice or request hereunder may be given to any Loan Party or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) telecopy to the number

102

set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

(A)	If to Agent or to
	GMAC CF as Lender at:	GMAC COMMERCIAL FINANCE LLC

   1290 Avenue of the Americas, 3rd Floor

   New York, New York 10104

Attention:	Frank DiCeglie
Telephone:	(212) 884-7067
Telecopier:	(212) 884-7692

with a copy to:	GMAC COMMERCIAL FINANCE LLC

                  1290 Avenue of the Americas, 3rd Floor

   New York, New York 10104

Attention:	Scott Yablonowitz, Esq.
Telephone:	(212) 884-7187
Telecopier:	(212) 884-7683

with a further copy to:	Hahn & Hessen LLP

   488 Madison Avenue

   New York, New York 10022

Attention:	Steven J. Seif, Esq.
Telephone:	(212) 478-7370
Telecopier:	(212) 478-7400

(B)        If to a Lender other than Agent or GMAC CF, as specified on the signature pages hereof.

(C)	If to Borrowing Agent
	or any Loan Party, at:	Bucyrus International, Inc.

   1100 Milwaukee Avenue

   South Milwaukee, WI 53172-2088

Attention:	John Bosbous
Telephone:	(414) 768-4000
Telecopier:	(414) 768-4474

with a copy to:	Katten Muchin Rosenman LLP

   1025 Thomas Jefferson Street, NW, Suite 700

   Washington, DC 20007

Attention:	Terrance L. Bessey
Telephone:	(202) 625-3523
Telecopier:	(202) 298-7570

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17.7.       Survival. The obligations of Loan Parties under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h), 15.6 and 17.5, and the obligations of the Lenders under Section 14.7, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

17.8.       Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

17.9.       Expenses. All costs and expenses including, without limitation, (i) reasonable attorneys’ fees and disbursements incurred by Agent, and/or Agent on behalf of the Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent’s or any Lender’s transactions with any Loan Party, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, and (ii) reasonable fees and disbursements incurred by Agent, and/or Agent on behalf of the Lenders, in connection with any appraisals of Inventory or other Collateral, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and all related agreements, may at Agent’s option be charged to Borrowers’ Account as a Revolving Advance and shall be part of the Obligations.

17.10.     Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

17.11.     Consequential Damages. None of Agent, any Issuer, any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

17.12.     Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

104

17.13.     Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

17.14.     Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

17.15.     Confidentiality; Sharing Information. (a) Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders (provided that any such prospective Transferee or Purchasing Lender first agrees in writing to be bound by the provisions of this Section 17.15), and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use reasonable efforts prior to disclosure thereof, to notify the Borrowing Agent of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

(b) Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries, trustees or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary, trustee or Affiliate of such Lender, it being understood that any such Subsidiary, trustee or Affiliate of any Lender receiving such information shall be bound by the provision of this Section 17.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Obligations and the termination of this Agreement.

17.16.     Publicity. Each Loan Party hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agent and the

105

Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate. In addition, each Loan Party authorizes Agent to include such Loan Party’s name and logo in select transaction profiles and client testimonials prepared by Agent for use in publications, company brochures and other marketing materials of Agent.

17.17.     USA PATRIOT Act. Agent and each Lender hereby notify the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), they are required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the each Loan Party and other information that will allow Agent and such Lender to identify each Loan Party in accordance with the USA PATRIOT Act.

[SIGNATURE PAGE FOLLOWS]

106

Each of the parties has signed this Agreement as of the day and year first above written.

ATTEST:	BUCYRUS INTERNATIONAL, INC.

/s/C. R. Mackus	By:	/s/T. W. Sullivan
________________________	Name: Timothy W. Sullivan
Title: President and Chief Executive Officer

   [SEAL]

1100 Milwaukee Avenue

    South Milwaukee, WI 53172-2088

ATTEST:	MINSERCO, INC.

/s/C. R. Mackus	By:	/s/T. W. Sullivan
________________________	Name: Timothy W. Sullivan

    Title: President, Chief Executive Officer and
   [SEAL]                                                                                    Chairman of the Board

1100 Milwaukee Avenue

    South Milwaukee, WI 53172-2088

ATTEST:	BOONVILLE MINING SERVICES, INC.

/s/C. R. Mackus	By:	/s/T. W. Sullivan
________________________	Name: Timothy W. Sullivan

    Title: President, Chief Executive Officer and
   [SEAL]                                                                                    Chairman of the Board

1100 Milwaukee Avenue

    South Milwaukee, WI 53172-2088

ATTEST:	BUCYRUS CANADA LIMITED
(as Guarantor)

/s/C. R. Mackus	By:	/s/T. W. Sullivan
________________________	Name: Timothy W. Sullivan
Title: Chairman of the Board and President

   [SEAL]

18131 -118th Avenue

    Edmonton, Alberta, Canada T5J 2L9

GMAC COMMERCIAL FINANCE LLC, as a Lender and as Agent

By: /s/Michael O’Connor
Name:	Michael O’Connor
Title:	Vice President

Revolving Commitment Percentage: 33.3334%

Revolving Commitment Amount: $40,000,000 (increasing up to $50,000,000 if Maximum Revolving Advance Amount is increased to $150,000,000 pursuant to the terms of this Agreement)

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/Mark P. Bruss

Name: Mark P. Bruss

Title: Senior Vice President

Address:

111 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Telephone: (414)977-6714

Telecopier: (414)977-6788

Revolving Commitment Percentage: 33.3333%

Revolving Commitment Amount: $40,000,000 (increasing up to $50,000,000 if the Maximum Revolving Advance Amount is increased to $150,000,000 pursuant to the terms of this Agreement)

LASALLE BANK NATIONAL ASSOCIATION, as a Lender

By: /s/Dusko Marinovic

Name: Dusko Marinovic

Title: Vice President

Address:

LaSalle Bank N.A. / ABN Amro Group

411 E. Wisconsin Avenue, Suite 1250

Milwaukee, WI 53202, U.S.A.

Phone:	(414)224-0589
Facsimile:	(414)224-0071

Revolving Commitment Percentage: 33.3333%

Revolving Commitment Amount: $40,000,000 (increasing up to $50,000,000 if Maximum Revolving Advance Amount is increased to $150,000,000 pursuant to the terms of this Agreement)

STATE OF WISCONSIN	)
) ss.:
COUNTY OF MILWAUKEE	)

On this  26th  day of May, 2005, before me personally came Timothy W. Sullivan, to me known, who, being by me duly sworn, did depose and say that he is the President and Chief Executive Officer of Bucyrus International, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

/s/Lynne M. Day
NOTARY PUBLIC
My Commission Expires February 8, 2009

STATE OF WISCONSIN	)
) ss.:
COUNTY OF MILWAUKEE	)

On this  26th  day of May, 2005, before me personally came Timothy W. Sullivan, to me known, who, being by me duly sworn, did depose and say that he is the Chairman of the Board, President and Chief Executive Officer of Minserco, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

/s/Lynne M. Day
NOTARY PUBLIC
My Commission Expires February 8, 2009

STATE OF WISCONSIN	)
) ss.:
COUNTY OF MILWAUKEE	)

On this  26th  day of May, 2005, before me personally came Timothy W. Sullivan, to me known, who, being by me duly sworn, did depose and say that he is the Chairman of the Board, President and Chief Executive Officer of Boonville Mining Services, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.

/s/Lynne M. Day
NOTARY PUBLIC
My Commission Expires February 8, 2009

STATE OF WISCONSIN	)
) ss.:
COUNTY OF MILWAUKEE	)

On this  26th  day of May, 2005, before me personally came Timothy W. Sullivan, to me known, who, being by me duly sworn, did depose and say that he is the Chairman of the Board and President of Bucyrus Canada Limited, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.

/s/Lynne M. Day
NOTARY PUBLIC
My Commission Expires February 8, 2009

List of Exhibits and Schedules

Exhibits

Exhibit A	Borrowing Base Certificate
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.1(c)	Swingline Loan Note
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(j)	Financial Condition Certificate
Exhibit 17.3	Commitment Transfer Supplement

Schedules

Schedule 1.2	Permitted Encumbrances
Schedule 2.8	Existing Letters of Credit
Schedule 4.5	Equipment and Inventory Locations
Schedule 4.15(c)	Location of Executive Offices
Schedule 4.19	Real Property
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.2(c)	Capital Stock
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Names
Schedule 5.7	Environmental
Schedule 5.8(b)	Litigation
Schedule 5.8(d)	Plans
Schedule 5.8(d)-1	Certain Plan Information
Schedule 5.8(e)	Canadian Plans
Schedule 5.9	Intellectual Property, Source Code Escrow Agreements
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.22	Business and Property of Loan Parties
Schedule 5.23	Material Contracts
Schedule 7.3	Guarantees
Schedule 7.8	Existing Indebtedness

TABLE OF CONTENTS

I.	DEFINITIONS		3
	1.1.	Accounting Terms	3
	1.2.	General Terms	3
	1.3.	Uniform Commercial Code Terms	26
	1.4.	Certain Matters of Construction	26
II.	ADVANCES, PAYMENTS		26
	2.1.	(a) Revolving Advances	26
	(b)	Increases to Maximum Revolving Advance Amount	27
	(c)	Swingline Loans	27
	2.2.	Procedure for Borrowing	28
	2.3.	Disbursement of Advance Proceeds	30
	2.4.	Maximum Revolving Facility Advances	30
	2.5.	Repayment of Advances	31
	2.6.	Repayment of Excess Advances	31
	2.7.	Statement of Account	32
	2.8.	Letters of Credit	32
	2.9.	Issuance of Letters of Credit	32
	2.10.	Requirements For Issuance of Letters of Credit	33
	2.11.	Additional Payments	34
	2.12.	Manner of Borrowing and Payment	34
	2.13.	Prepayments	35
	2.14.	Use of Proceeds	38
	2.15.	Defaulting Revolving Lender	38
III.	INTEREST AND FEES		39
	3.1.	Interest	39
	3.2.	Letter of Credit Fees	40
	3.3.	Unused Line Fee	41
	3.4.	Fees	41
	3.5.	Computation of Interest and Fees	41
	3.6.	Maximum Charges	41
	3.7.	Increased Costs	42
	3.8.	Basis For Determining Interest Rate Inadequate or Unfair	42
	3.9.	Capital Adequacy	43
	3.10.	Taxes	44
IV.	COLLATERAL: GENERAL TERMS		45
	4.1.	Security Interest in the Collateral	45
	4.2.	Perfection of Security Interest	45
	4.3.	Disposition of Collateral	46
	4.4.	Preservation of Collateral	46

i

	4.5.	Ownership of Collateral	47
	4.6.	Defense of Agent’s and Lenders’ Interests	47
	4.7.	Books and Records	47
	4.8.	Financial Disclosure	48
	4.9.	Compliance with Laws	48
	4.10.	Inspection of Premises	48
	4.11.	Insurance	48
	4.12.	Failure to Pay Insurance	49
	4.13.	Payment of Taxes	49
	4.14.	Payment of Leasehold Obligations	50
	4.15.	Receivables	50
	(a)	Nature of Receivables	50
	(b)	Solvency of Customers	50
	(c)	Locations of Loan Party	50
	(d)	Collection of Receivables	50
	(e)	Notification of Assignment of Receivables	51
	(f)	Power of Agent to Act on Loan Parties’ Behalf	51
	(g)	No Liability	52
	(h)	Establishment of a Lockbox Account, Dominion Account	52
	(i)	Adjustments	52
	4.16.	Inventory	52
	4.17.	Maintenance of Equipment	52
	4.18.	Exculpation of Liability	53
	4.19.	Environmental Matters	53
	4.20.	Financing Statements	55
	4.21.	[Real Property	55
	4.22.	Quebec Collateral	55
V.	REPRESENTATIONS AND WARRANTIES		56
	5.1.	Authority; Binding Obligation	56
	5.2.	Formation and Qualification; Capital Stock and Ownership	56
	5.3.	Survival of Representations and Warranties	57
	5.4.	Tax Returns	57
	5.5.	Financial Statements	57
	5.6.	Loan Party Name	58
	5.7.	O.S.H.A. and Environmental Compliance	58
	5.8.	Solvency; No Litigation, Violation, Indebtedness or Default	59
	5.9.	Patents, Trademarks, Copyrights and Licenses	60
	5.10.	Licenses and Permits	61
	5.11.	Default of Indebtedness	61
	5.12.	No Default	61
	5.13.	No Burdensome Restrictions	61
	5.14.	No Labor Disputes	61
	5.15.	Margin Regulations	61
	5.16.	Government Regulation	61
	5.17.	Disclosure	62

ii

Intentionally Omitted			62
	5.19.	Swap Obligations	62
	5.20.	Conflicting Agreements	62
	5.21.	Application of Certain Laws and Regulations	62
	5.22.	Business and Property of Loan Parties	62
	5.23.	Material Contracts	63
VI.	AFFIRMATIVE COVENANTS		63
	6.1.	Payment of Fees	63
	6.2.	Conduct of Business and Maintenance of Existence and Assets	63
	6.3.	Violations	64
	6.4.	Government Receivables	64
	6.5.	Execution of Supplemental Instruments	64
	6.6.	Payment of Indebtedness	64
	6.7.	Standards of Financial Statements	64
	6.8.	Financial Covenants	64
	6.9.	Leases	65
	6.10.	Canadian Pension Plans	65
	6.11.	Revisions or Updates to Schedules	65
VII.	NEGATIVE COVENANTS		66
	7.1.	Merger, Consolidation, Acquisition and Sale of Assets	66
	7.2.	Creation of Liens	66
	7.3.	Guarantees	66
	7.4.	Investments	66
	7.5.	Loans	66
	7.6.	Dividends and Distributions	67
	7.7.	Indebtedness	67
	7.8.	Nature of Business	68
	7.9.	Transactions with Affiliates	68
	7.10.	Leases	68
	7.11.	Subsidiaries	69
	7.12.	Fiscal Year and Accounting Changes	69
	7.13.	Pledge of Credit	69
	7.14.	Amendment of Articles of Formation, LLC Agreement, Certificate of Incorporation and By-Laws	69
	7.15.	Compliance with ERISA	69
	7.16.	Prepayment of Indebtedness for Money Borrowed	70
	7.17.	UCC Article 9 Location	70
	7.18.	Retention of Cash; Payment of Loans	70
	7.19.	Performance Bonds	70
	7.21.	Swap Obligations	71
	7.21.	Foreign Subsidiary Indebtedness	71

iii

VIII.	CONDITIONS PRECEDENT.		75
	8.1.	Conditions to Initial Advances	71
	(a)	Note	71
	(b)	Filings, Registrations, Recordings and Searches	71
	(c)	Proceedings of Loan Parties	71
	(d)	Capital Structure; Other Indebtedness	72
	(e)	Incumbency Certificates of Loan Parties	72
	(f)	Certificates	72
	(g)	Good Standing Certificates	72
	(h)	Legal Opinion	72
	(i)	No Litigation	72
	(j)	Financial Condition Certificates	73
	(k)	Intentionally Omitted	73
	(l)	Fees	73
	(m)	Pro Forma Financial Statements	73
	(n)	Intentionally Omitted	73
	(o)	Intentionally Omitted	73
	(p)	Intentionally Omitted	73
	(q)	Insurance	73
	(r)	Intentionally Omitted	73
	(s)	Intentionally Omitted	73
	(t)	Payment Instructions	73
	(u)	Intentionally Omitted	73
	(v)	Consents	73
	(w)	No Adverse Material Change	74
	(x)	Intentionally Omitted	74
	(y)	Intentionally Omitted	74
	(z)	Closing Certificate	74
	(aa)	Borrowing Base	74
	(bb)	Intentionally Omitted	74
	(cc)	Control Agreements	74
	(dd)	No Restrictions on Advances	74
	(ee)	Other	74
	8.2.	Conditions to Each Advance	74
	(a)	Representations and Warranties	75
	(b)	No Default	75
	(c)	Maximum Advances	75
IX.	INFORMATION AS TO LOAN PARTIES		75
	9.1.	Disclosure of Material Matters	75
	9.2.	Schedules	75
	9.3.	Environmental Reports	76
	9.4.	Litigation	76
	9.5.	Material Occurrences	76
	9.6.	Government Receivables	77
	9.7.	Annual Financial Statements	77

iv

	9.8.	Quarterly Financial Statements	77
	9.9.	Monthly Financial Statements	78
	9.10.	Other Reports	78
	9.11.	Additional Information	78
	9.12.	Projected Operating Budget	79
	9.13.	Variances From Operating Budget	79
	9.14.	Notice of Suits, Adverse Events	79
	9.15.	ERISA Notices and Requests	79
	9.16.	Real Property Licenses and Permits	80
	9.17.	Additional Documents	80
X.	EVENTS OF DEFAULT		80
XI.	LENDERS’ RIGHTS AND REMEDIES AFTER DEFAULT		82
	11.1.	Rights and Remedies	83
	11.2.	Application of Proceeds	83
	11.3.	Direction of Lenders; Agent’s Discretion; Protective Advances	84
	11.4.	Setoff	84
	11.5.	Rights and Remedies not Exclusive	85
XII.	WAIVERS AND JUDICIAL PROCEEDINGS		85
	12.1.	Waiver of Notice	85
	12.2.	Delay	85
	12.3.	Jury Waiver	85
XIII.	EFFECTIVE DATE AND TERMINATION		85
	13.1.	Term	85
	13.2.	Termination	86
XIV.	REGARDING AGENT		86
	14.1.	Appointment	86
	14.2.	Nature of Duties	87
	14.3.	Lack of Reliance on Agent and Resignation	87
	14.4.	Certain Rights of Agent	88
	14.5.	Reliance	88
	14.6.	Notice of Default	88
	14.7.	Indemnification	88
	14.8.	Agent in its Individual Capacity	89
	14.9.	Delivery of Documents	89
	14.10.	Loan Parties’ Undertaking to Agent	89
	14.11.	Syndication Agent and Documentation Agent	89

v

XV.	GUARANTEE.		89

XVI.	BORROWING AGENCY		95
	16.1.	Borrowing Agency Provisions	95
	16.2.	Waiver of Subrogation	96
XVII.	MISCELLANEOUS		96
	17.1.	Governing Law	96
	17.2.	Entire Understanding	97
	17.3.	Successors and Assigns; Participations; New Lenders	99
	17.4.	Application of Payments	102
	17.5.	Indemnity	102
	17.6.	Notice	102
	17.7.	Survival	104
	17.8.	Severability	104
	17.9.	Expenses	104
	17.10.	Injunctive Relief	104
	17.11.	Consequential Damages	104
	17.12.	Captions	104
	17.13.	Counterparts; Telecopied Signatures	105
	17.14.	Construction	105
	17.15.	Confidentiality; Sharing Information	105
	17.16.	Publicity	105
	17.17.	USA PATRIOT Act	106

vi